SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    Commission File No. 33-_______________

                        Flex Acquisitions Corporation
            (Exact name of registrant as specified in its charter)

                                    Texas
                           (State of Incorporation)

                                 ___________
           (Primary Standard Industrial Classification Code Number)

                                  76-0498636
                   (I.R.S. Employer Identification Number)

                       770 S. Post Oak Lane, Suite 515
                              Houston, TX 77056
                                 713/840-7500
                           Facsimile: 713/840-7554
                (Address and telephone number of registrant's
                         principal executive offices)

                        Michael T. Fearnow, President
                       770 S. Post Oak Lane, Suite 515
                              Houston, TX 77056
                                 713/840-7500
                           Facsimile: 713/840-7554
          (Name, address and telephone number of agent for service)

                                  Copies to:

                           M. Stephen Roberts, Esq.
                       770 S. Post Oak Lane, Suite 515
                              Houston, TX 77056
                                 713/961-2696
                           Facsimile: 713/961-1148

                               Explanatory Note

     This Registration Statement covers the registration of (i)up to 100,000 units ("Units"), each Unit consisting of 100,000 shares of its $.001 par value common stock, 200,000 Class A Warrants and 200,000 Class B Warrants for sale by the Company in an underwritten public offering and (ii) the distribution of 20,000 shares of common stock owned by the sole shareholder of the Registrant, its corporate parent, to its shareholders as a stock dividend ("Dividend Distribution").

        The complete Prospectus relating to the underwritten offering follows immediately after this Explanatory Note. Following the Prospectus for the underwritten offering are pages of the Dividend Distribution Prospectus relating solely to the Dividend Distribution, including alternative front cover pages and a section entitled "Concurrent Offering" to be used in lieu of the section entitled "Underwriting" in the Prospectus relating to the
underwritten  offering.    Certain  sections  of  the  Prospectus  for  the
underwritten offering, such as "Use of Proceeds" and "Dilution," will not be used in the Prospectus relating to the Dividend Distribution.

       Approximate date of commencement  of proposed sale of securities to the
public:    As  soon  as  practicable  after the Registration Statement becomes effective.

     If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933,  check  the  following  box    [X]

                                   CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                                             PROPOSED      PROPOSED
                                                             MAXIMUM        MAXIMUM
 TITLE OF EACH CLASS OF                                      OFFERING      AGGREGATE     AMOUNT OF
   SECURITIES TO BE                        AMOUNT BEING       PRICE        OFFERING    REGISTRATION
      REGISTERED                            REGISTERED   PER SECURITY(1)   PRICE(1)         FEE
-----------------------------------------------------------------------------------------------------
Units, each consisting of one share
of common stock, $.001 par value,
two Class B Warrants and two Class C
Warrants(2)
Common Stock ($.001)                            100,000  $           5.70  $  570,000  $      172.71
-----------------------------------------------------------------------------------------------------
Class B Warrants(3)                             200,000  $            .10  $   20,000  $        6.06
-----------------------------------------------------------------------------------------------------
Common Stock Underlying Class B Warrants        200,000  $           6.25  $1,250,000  $      378.75
-----------------------------------------------------------------------------------------------------
Class C Warrants(3)                             200,000  $            .05  $   10,000  $        3.03
-----------------------------------------------------------------------------------------------------
Common Stock Underlying Class C Warrants        200,000  $          10.00  $2,000,000  $      606.00
-----------------------------------------------------------------------------------------------------
Common Stock (4)                                 20,000  $           0.04  $      800  $        0.24
-----------------------------------------------------------------------------------------------------
   TOTAL                                                                               $    1,166.79
=====================================================================================================

(1) Estimated  solely  for  the  purpose  of  calculating  the registration fee pursuant to Rule 457.

(2) The  actual  Unit  is  not  being registered as a security, as such Unitonly represents a minimum purchase  amount.

(3) The  registration  statement  also  covers  any  additional  securities which may become issuable pursuant  to  anti-dilution  provisions  of  the  warrants.

(4) These 20,000 shares are owned by the sole shareholder of the Registrant,its corporate parent, and are  to  be  distributed  by  the  sole  shareholder  to  its  shareholders as a stock dividend.  The registration  fee  is  based  upon  the  book  value  of  the  Registrant  as of  July  31,1996.


          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section  8(a)  may  determine.

                                                                    PROSPECTUS

                        FLEX ACQUISITIONS CORPORATION
                            (a Texas corporation)

      100,000 Units, Each Unit Consisting of One Share of Common Stock,
                Two Class B Warrants and Two Class C Warrants

     Flex Acquisitions Corporation ("Company") is offering 100,000 Units, each Unit consisting of one share of common stock, $.001 par value ("Common Stock"), and four Common Stock purchase warrants ("Class B Warrants" and "Class C Warrants", collectively, the "Warrants"). The shares of Common Stock and Warrants included in the Units are immediately detachable, separately transferable and separately tradeable as of the date of this Prospectus. The Units will not be tradeable. All Units offered hereby are being sold by the Company.

     Each Class B Warrant and each Class C Warrant is presently exercisable and entitles the holder thereof to purchase one share of Common Stock at an exercise price of $6.25 and $10.00, respectively. The Warrants expire on January 1, 2001, unless extended by the Company's Board of Directors. Each Class B Warrant may be redeemed by the Company at any time after January 1, 1997 at a price of $0.05 per warrant if the reported closing bid price of the Common stock is at least $7.50 per share (132% of the initial public offering price of the Common Stock) for a period of 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders. Each Class c Warrant may be redeemed by the Company at any time after January 1, 1997 at a price of $0.05 per warrant if the reported closing bid price of the Common stock is at least $12.00 per share (222% of the initial public offering price of the Common Stock) for a period of 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders. Notice of the redemption will be mailed to all Warrant holders at least 30 days before the date on which the Warrants have been called. See "DESCRIPTION OF SECURITIES-Redeemable Common Stock Purchase Warrants."

          Concurrently with the offering of the Units, the Company is registering, by means of a separate prospectus, 20,000 shares of Common stock to be distributed by American NorTel Communications, Inc. ("American NorTel"), the corporate parent of the Company, to its shareholders by dividend (the "Spinoff"). Any closing of the Units offering is conditioned upon the consummation of certain transactions, including the merger of the Company and another corporation with a similar name, Flex Financial Group, Inc. ("Flex Financial"). The proposed Merger is being registered with the Securities and Exchange Commission ("the SEC") simultaneously with the registration of the offering of Units and the Spinoff described herein. See "SUMMARY OF PROPOSED TRANSACTIONS."

     Prior to this offering, there has been no public market for the Common Stock or Warrants and there can be no assurance that such a market will develop after the completion of this offering or, if developed, that it will be sustained. The initial public offering price of the Shares and the Warrants and the exercise price and other terms of the Warrants have been arbitrarily determined by the Company and will not necessarily be related to the assets, book value or any other established criterion of value. See "RISK FACTORS" and "UNDERWRITING".

------------------------------------------------------------------------------

THE  SECURITIES  OFFERED  HEREBY  INVOLVE  A  HIGH  DEGREE OF RISK.  SEE "RISK
FACTORS."

                     ____________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                     ____________________________________

--------------------  -----------  --------------  ----------------
                                    Underwriting     Proceeds to
                       Price to    Discounts and      Issuer or
                       Recipient    Commissions    Other Person(1)
--------------------  -----------  --------------  ----------------
Per Unit              $      6.00  $          .60  $           5.40
--------------------  -----------  --------------  ----------------
Total: 100,000 Units  $600,000.00  $    60,000.00  $     540,000.00
--------------------  -----------  --------------  ----------------

(1) Before deducting expenses, other than underwriting discounts and commissions, payable by the Company, estimated to be $56,250.

     The Units are being offered by the Underwriter, as agent for the Company, on a "best efforts all or none basis" as to 20,000 Units and on a "best efforts basis" as to the remaining 80,000 Units. The offering will terminate upon the later of (i) 120 days after the date of this Prospectus or (ii) if extended by the Company, 180 days after the date of this Prospectus. The minimum subscription is 1,000 Units.

     When collected, subscription funds will be held in an interest-bearing escrow account with Southwest Bank of Texas, N.A., Houston, Texas ("Escrow Agent"). Upon receipt of subscriptions for 20,000 Units, the net proceeds will be released from escrow to the Company ("Initial closing"). Subscriptions for additional Units will be placed in escrow, and released to the Company every 30 days ("Interim Closings") until the termination of the offering, when any remaining funds in escrow will be released to the Company ("Final Closing"). The Company reserves the right to reject orders for the purchase of Units in whole or in part, and if a subscription is rejected, the subscriber's funds will returned without interest within three business days after rejection. Within 30 days following the Initial, each Interim and Final Closing, a subscriber's security certificates will be mailed by first class mail.

     The Company is not a "reporting company," as such term is employed in the Securities Exchange Act of 1934. It is not listed on any exchange, and its Common Stock is not eligible for quotation on the NASDAQ Small-Cap Market ("NADSAQ"). There presently is no public market for the Common Stock of the Company, and there can be no assurance that such a market will develop or can be sustained should there be a completion of the proposed Merger. Should the proposed Merger not be effected, there will be no public market for the securities of the Company because of the above-described escrow arrangement. See "SUMMARY OF PROPOSED TRANSACTIONS - The Escrow Arrangement."



            The date of this Prospectus is _________________, 1996

                            ADDITIONAL INFORMATION

     Registration  Statement.  The  Company  has filed with the Securities and
     -----------------------
Exchange Commission in Washington, D.C. a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered by this Prospectus. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits listed in the Registration Statement. The Registration Statement can be examined at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained upon payment of the prescribed fees.

     Reports  to  Shareholders.  The  Company I ntends to furnish shareholders
     -------------------------
with annual reports containing financial statements audited by independent certified public accountants and such other periodic reports as it may deem appropriate or as required by law.

     Stock  Certificates.    It  is  expected  that  certificates  for  the
     -------------------
securities comprising the Units offered hereby will be ready for delivery within 30 days after the date of any closing of subscriptions and within two weeks with respect to the 20,000 Shares to be distributed by American NorTel to the escrow agent (see "The Escrow Arrangement").

     Post-Effective  Amendment  and  Prospectus  Stickers  Concerning Proposed
     -------------------------------------------------------------------------
Merger.    Should  the  proposed  Merger  described herein  be approved by the
------
requisite shareholder vote of Flex Financial and become effective, the Company will file a post-effective amendment to the Registration Statement described above and cause stickers to be placed on the front cover page of all copies of the Prospectus, which amendment and stickers will describe the results of the vote and the effective date of the merger.

     Private  Securities  Litigation Reform Act Safe Harbor  Statement.   When
     -----------------------------------------------------------------
used in the Prospectus, the words "estimate", "project", "intend", "expect", and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially. For a discussion of such risks, see "RISK FACTORS". Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNTIL _____________________, 1996 (90 DAYS AFTER THE REGISTERED SECURITIES ARE RELEASED FROM ESCROW PURSUANT TO RULE 419 UNDER THE SECURITIES ACT OF 1933) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                              TABLE OF CONTENTS
                                                            Page
ADDITIONAL  INFORMATION
INTRODUCTION
SUMMARY  OF  PROPOSED  TRANSACTION
  The  Three  Companies
    Flex  Acquisitions  Corporation
    Flex  Financial  Group,  Inc.
    American  NorTel  Communications,  Inc.
      The  Spinoff
  The  Proposed  Merger
  The  Escrow  Arrangement
  Consequences  Should  the  Merger  Not  Occur
  Degree  of  Management  Control  of  Vote  on  Merger
  Dissenters'  Rights  of  Appraisal
  Compliance  with  Governmental  Regulations
  Tax  Consequences  of  the  transaction
  Risk  Factors
RISK  FACTORS
CAPITALIZATION
DILUTION
USE  OF  PROCEEDS
TERMS  OF  THE  TRANSACTION
  Terms  of  the  Merger
  Reasons  for  the  Merger  and  Spinoff
  Accounting  Treatment  of  Proposed  Merger
  Plan  of  Merger
  Description  of  Securities
    Common  Stock
      Voting  Rights
      Dividend  Rights
      Liquidation  Rights
      Preemptive  Rights
      Registrar  and  Transfer  Agent
      Dissenters'  Rights
    Redeemable  Common  Stock  Purchase  Warrants
      Class  B  Warrants
      Class  C  Warrants
    Preferred  Stock
    Other  Securities  of  the  Company
      Class  A  Common  Stock  Purchase  Options
      Unit  Purchase  Options
      Class  B  and  Class  C  Warrants
  Federal  Income  Tax  Consequences
    The  Merger
    The  Spinoff
    Shareholders  of  American  NorTel
  Pro  Forma  Financial  Information  and  Dilution
  Material  Contacts  Among  the  Companies
  Reoffering  by  Party  Deemed  to  be  an  Underwriter
  Interest  of  Counsel
  Special  Provisions  of  the  Articles  of
    Incorporation  and  Texas  Law
INFORMATION  ABOUT  THE  COMPANY
  Description  of  Business  and  Properties
  Course  of  Business  Should  the  Merger  Not  Occur
  Legal  Proceedings

  Market  for  the  Company's  Common  Sock  and  Related
    Stockholder  Matters
  Rule  144  and  rule  145  restrictions  on  Trading
  Financial  Statements
    Independent  Auditor'  Reports
    Balance  Sheet
    Statement  of  Operations
    Statement  of  changes  in  Stockholder's  Equity
    Statement  of  Cash  Flows
    Notes  to  Financial  Statement
INFORMATION  ABOUT  FLEX  FINANCIAL
  Management's  Plan  of  Operation
    Liquidity  and  Capital  Resources
  Plan  of  Operation
    Business  Objectives
    Business  Experience  of  Principals
    Business  Plan
      1.  General
      2.  Subordination  and  Bridge  Loans
      3.  Long  Term  Investment  Opportunities
          Investment  Transactions
      4.  Long  Term  Investment  Opportunities
          Business  Combinations
      5.  Miscellaneous  Matters
  Description  of  Business  Properties
  Legal  Proceedings
  Financial  Statements
    Independent  Auditor's  Report
    Balance  Sheet
    Statement  of  Operations
    Statement  of  Changes  in  Stockholders'  Equity
    Statement  of  Cash  Flows
    Notes  to  Financial  Statements
MANAGEMENT  INFORMATION
  Security  Ownership  of  Certain  Beneficial  Owners
    The  Company
    Flex  Financial
  Directors,  Executive  Officers  and  Significant
     Employees
  Remuneration  of  Directors  and  Officers
    The  Company
    Flex  Financial
    Stock  Options
  Interest  of  Management  and  Others
     In  Certain  transactions
  Parents
UNDERWRITING
PLAN  OF  MERGER

                                 INTRODUCTION

Securities  Issued  in  Initial  Public  Offering

     The Company is issuing 100,000 Units, each Unit consisting of one share of Common Stock, two Class B Warrants and two Class C Warrants, at a price of $6.00 per Unit. The shares of Common Stock and Warrants included in the Units are immediately detachable, separately transferable and separately tradeable as of the date of this Prospectus. The Units will not be tradeable. All Units offered hereby are being sold by the Company. See "USE OF PROCEEDS."

Securities  Issued  in  Other  Transactions  Being  Registered

     Concurrently with the offering of the Units, the Company is registering, by means of a separate prospectus, 20,000 shares of Common stock to be distributed by American NorTel Communications, Inc. ("American NorTel"), the corporate parent of the Company, to its shareholders by dividend (the "Spinoff"). The Units offering is conditioned upon the consummation of certain transactions including the merger of the Company and another corporation with a similar name, Flex Financial Group, Inc. ("Flex Financial"). The proposed Merger is being registered with the Securities and Exchange Commission ("the SEC") simultaneously with the registration of the offering of Units and the Spinoff described herein. See "SUMMARY OF PROPOSED TRANSACTION."

     Any closing of the Units offering is conditioned upon the consummation of the merger of the Company and Flex Financial by filing Articles of Merger with the Secretary of State of Texas.

                       SUMMARY OF PROPOSED TRANSACTION

     The transaction discussed herein is a distribution by a corporation of a dividend to its shareholders, the dividend consisting of all the capital stock of a wholly-owned subsidiary corporation. The distributing corporation, American NorTel Communications, Inc. ("American NorTel"), organized and owns all 20,000 issued and outstanding shares ("the Shares") of Common Stock of the Registrant, Flex Acquisitions Corporation ("the Company"). American NorTel proposes to distribute the Shares ("the Spinoff") to its approximately 780 shareholders residing in 31 states and Canada on the basis of one share of Common Stock of the Company for each 588 shares of common stock of American NorTel held of record by its shareholders on September 30, 1996; provided that only American NorTel shareholders entitled to at least five shares will be eligible for the dividend distribution.

     The Spinoff is being done with reference to a proposed merger ("the Merger") between the Company and another corporation with a similar name, Flex Financial Group, Inc. ("Flex Financial"). The proposed Merger is being registered with the Securities and Exchange Commission ("the SEC") simultaneously with the registration of the Spinoff described herein. The proposed Merger will be submitted to the shareholders of Flex Financial for their approval or rejection. American NorTel will approve the proposed Merger before the Spinoff occurs, but there can be, and is, no assurance that the shareholders of Flex Financial will approve the proposed Merger.

     Should the Merger be approved by the shareholders of Flex Financial and be effected, the Company and Flex Financial will merge, with the Company being the surviving corporation. The shareholders of Flex Financial will exchange all their capital stock in Flex Financial for 94,000 shares of Common Stock of the Company, and the officers and directors of Flex Financial will become the officers and directors of the Company.

The  Three  Companies.
---------------------

     Three companies and their shareholders are affected by the Spinoff and Merger transactions described in this Prospectus.

     Flex  Acquisitions  Corporation(the  "Company").    The  Company  was
     -----------------------------------------------
incorporated under the laws of the State of Texas on March 21, 1996 for the purpose of merging with Flex Financial Group, Inc. ("Flex Financial") should the Merger transaction described herein be approved. The Company has no business operations or significant capital and has no present intention of engaging in any active business until and unless it merges with Flex Financial.

     The  business  office  of the Company is located at 770 S. Post Oak Lane,
Suite  515,  Houston,  TX  77056.    Its  telephone  number  is  713/840-7500.

     Flex  Financial  Group.  Inc.  ("Flex  Financial").  Flex  Financial  was
     --------------------------------------------------
incorporated under the business corporation laws of the State of Texas on August 16, 1995.

     General.    Flex  Financial  was formed in August, 1995 to participate in
     -------
certain short-term financing opportunities (terms of less than one year) in the underwriting segment of the securities industry and to participate in certain long-term financing and investment opportunities (terms of greater than one year) in transactions with operating businesses with significant
growth  potential  ("Target  Businesses").    The  Company  has  no  business
operations or significant capital and has no present intention of engaging in any active business until and unless it completes the public offering of its securities described herein.

     Business  Plan.    The  Company  intends  to  participate in short term
     --------------
financing opportunities by (i) providing and/or participating in equity subordination loans to selected underwriters requiring additional excess net capital for underwriting specific issues on a firm commitment basis ("Subordination Loans") and (ii) providing and/or participating in bridge loans to selected issuers meeting the Company's due diligence standards in connection with initial public offerings and secondary financing ("Bridge Loans"). By reason of its participation in Subordination and Bridge Loans, the Company may be in a position to take advantage of long-term financing and investment opportunities to effect exchanges of its assets for cash and/or securities not involving acquiring control share positions ("Investment Transactions") and to effect mergers, exchanges of capital stock, asset acquisitions, joint ventures or other similar business combinations involving acquiring control share positions ("Business Acquisitions") with Target Businesses. The Company also intends to engage in "spinoff" activities such as are described herein, such spinoffs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other public companies. The Company initially undertook a private placement of its securities ("Private Placement") primarily to provide the capital to commence the investigation, negotiation and participation in Subordination and Bridge Loans.

     Management of the Company believes that financing opportunities will become available to the Company due primarily to the liquidity of its assets, its future status as a publicly-held company, and its flexibility in structuring and participating in financing opportunities.

     The Company maintains its offices at 770 S. Post Oak Lane, Suite 515, Houston, Texas 77056 where its telephone number is 713/ 840-7500.

     The business office of Flex Financial is 770 S. Post Oak Lane, Suite 515,
Houston,  TX  77056.    Its  telephone  number  is  713/840-7500.

     American  NorTel  Communications  Inc.   American  NorTel  Communications
     -------------------------------------
Inc. ("American NorTel") filed its Certificate of Registration and Articles of Continuance with the Secretary of State of the State of Wyoming and became a Wyoming corporation effective February 9, 1993. The company was originally incorporated in British Columbia, Canada on May 17, 1979. American NorTel's common stock has been listed for trading on the Vancouver Stock Exchange since September 18, 1980. In conjunction with a one for five consolidation, the company's name was changed to Coldsprings Resources Ltd. on June 4, 1987. In conjunction with a one for ten consolidation, its name was changed to Islehaven Capital Corporation on July 14, 1987. The company changed its name to NorTel Communications Inc. on June 17, 1991. In conjunction with a one for ten consolidation, the company's name was changed to American NorTel
Communications  Inc.  on  May  11,  1992.

     American NorTel currently operates only in the telecommunications business, providing long distance telephone service in combination with additional related services in the United States and a number of foreign countries, including Argentina, Brazil, Mexico, Canada, and Costa Rica. Until the end of 1993, the Company was also in the mining development and exploration business in Costa Rica and Canada, and has divested of its remaining mining assets.

     In 1987, American NorTel was inactive and was classified as dormant under the rules of the Vancouver Stock Exchange. The then current management organized a reverse take-over by a number of limited partnerships and private companies which were engaged in the mining development and exploration business and who, on July 14, 1987, transferred all of their assets into the company for Treasury shares. The company is no longer active in the mining development and exploration business. In 1990, American NorTel became active in the long distance telecommunications business, which is now its only business.

     American NorTel has approximately 780 shareholders. The company seeks to diversify its business opportunities and investment potential to its shareholders by engaging in "spinoff" activities such as are described herein, such spinoffs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other companies. American NorTel organized the Company and, prior to the date of this Prospectus, has been the controlling shareholder of the Company.

     American  NorTel's  address  is  7201  E.  Camelback  Road,  Suite  320,
Scottsdale,  Arizona  85251.    Its  telephone  number  is  602/945-1266.

The  Spinoff.
------------

     American NorTel purchased 20,000 Shares of Common Stock of the Company for a cash consideration of $1,000 and proposes to distribute to the shareholders of American NorTel, as a stock dividend, these 20,000 Shares on the basis of one share of the Company for every 588 shares of American NorTel held of record on September 30, 1996; provided that only American NorTel shareholders entitled to at least five shares will be eligible for the
dividend  distribution  ("the  Spinoff").    See  "Terms  of the Transaction."

The  Proposed  Merger.
---------------------

     Upon the effectiveness both of the registration statement of which this Prospectus is a part and the registration statement describing the Merger for the benefit of the Flex Financial shareholders, the shareholders of the Company and of Flex Financial will each vote to approve or reject a proposed merger of Flex Financial into the Company on the following terms:

                     Number of Shares of Capital Stock(1)
                   ----------------------------------------
                         Before Merger        After Merger
                   ------------------------  --------------
Beneficial Owners  Company  Flex Financial   The Company(2)
-----------------  -------  ---------------  --------------
Flex Shareholders        0        94,000(3)       94,000(4)
American NorTel     20,000               0             0(5)
American NorTel's
   Shareholders          0               0        20,000(5)
                   -------  ---------------  --------------
                    20,000        94,000(3)      114,000(4)

(1) All shares of capital stock of the Company are shares of Common Stock. All shares of capital stock of Flex Financial are shares of Common Stock.

(2) The surviving corporation of the Merger will be the Company but Flex Financial's management and directors shall become the management and directors of the Company.

(3) In addition to these shares, there are reserved 185,332 shares of Flex Financial Common Stock issuable upon the exercise of outstanding options and warrants.

(4) In addition to these shares, there will be reserved 185,332 shares of the Company's Common Stock issuable upon the exercise of the presently issued and outstanding Flex Financial options and warrants.

(5) American NorTel will distribute its 20,000 Shares to its approximately 780 shareholders ("the Spinoff" - see definition of this on page 2 under "American NorTel Communications Inc.") prior to the vote on the Merger by the Flex Financial stockholders. This distribution initially shall be made to an escrow agent. See "The Escrow Arrangement" immediately below. After allocating 1 share of Common Stock of the Company for each 588 shares of common stock of American NorTel according to the terms of the Spinoff, American NorTel will have an uncertain number of Spinoff Shares representing undistributed whole and fractional share interests not allocated as a result of the rounding down. It is likely that such Shares, accordingly, will remain with American NorTel and not be distributed.

The  Escrow  Arrangement.
------------------------

     A vote to approve the Merger by the sole shareholder of the Company is assured, after which vote American NorTel shall declare a dividend to its shareholders of the 20,000 shares of Common Stock of the Company held by it ("the Spinoff Shares"). Certificates representing the Spinoff Shares shall be distributed by American NorTel to Southwest Bank of Texas NA ("the Escrow
Agent") to be held in escrow for distribution by it to American NorTel's approximately 780 shareholders at such time as (i) the Merger is effected,
(ii) this Prospectus is supplemented to indicate that the Merger has been effected and the date of such effectiveness, and (iii) information concerning the Company in its post-merger form shall have been made available to market makers of the Company's stock and also published in Moody's OTC Industrial Manual. After certificates representing the Spinoff Shares have been delivered to the Escrow Agent, the shareholders of Flex Financial shall vote to approve or disapprove the Merger. Should they approve the Merger, Articles of Merger must be filed with the Secretary of State of Texas, which filing and recording would cause the Company and Flex Financial to be merged, with the Company as the surviving corporation.

     Upon the legal effectiveness of the Merger, the Company shall then (i) file a post-effective amendment to the Registration Statement and supplement this Prospectus to indicate the fact and date of the Merger and (ii) cause information concerning the Company in its post-merger form to be made available to market makers of the Company's stock and also published in Moody's OTC Industrial Manual. At that time, the Company shall provide to the Escrow Agent the Company's representation that the requirements of Securities and Exchange Commission Regulation 230.419(e) have been met, and the Escrow Agent shall distribute the escrowed certificates representing the Spinoff Shares to the owners of such Shares. Effectiveness of the Merger is a condition to a closing of the Units offering.

     The present management of Flex Financial shall become the management of the Company after the Merger should the Merger become effective, but no assurance can be given that it shall become effective.

Consequences  Should  the  Merger  Not  occur.
---------------------------------------------

     There can be no assurance that the proposed Merger between the Company and Flex Financial will occur, since a favorable shareholder vote of Flex Financial's shareholders must be obtained, and Flex Financial's management does not hold voting power over a majority of any of its Common Stock, which two thirds vote is required for Flex Financial to approve the Merger.

     Should the Merger not become effective, (i) Flex Financial will continue as a closely-held company with its existing assets and business, (ii) the Company will have no significant assets or business, and there will be no trading market for its Common Stock, because the stock certificates representing all its issued and outstanding shares of capital stock will still be held in escrow by the Escrow Agent, and (iii) tis offering will not be effected. As long as this escrow continues, no transfer or other disposition of the Shares held in escrow shall be permitted other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. The Company's management has no specific plans for an alternative to a rejection of the proposed Merger but would seek to acquire a business or assets that would constitute a business, using funds contributed by management to pay the costs of such search. Upon execution of any agreement for the acquisition of a business or assets that would constitute a business, the Company shall file a post effective amendment to the Registration Statement and shall supplement this Prospectus to disclose information about the alternative business or assets acquisition, including financial statements and other information required by the Securities and Exchange Commissions's Rule 419. Upon the legal effectiveness of the acquisition described in the amended registration statement and supplemented Prospectus, an additional post-effective amendment to the registration statement would be filed, and upon the effectiveness of such post-effective amendment filed with the Commission, the Escrow Agent would distribute the stock certificates held in escrow. Should no alternative to the Merger be effected within 18 months after the effective date of the Registration Statement of which this Prospectus is a part, Flex Financial has agreed to convert its $4,000 Note according to its terms into common stock representing 80% of the outstanding voting shares of the Company's Common Stock and will have the voting rights to cause a dissolution of the Company. Flex Financial has indicated its intentions to so exercise these voting rights to that effect at that time. See "Summary of Proposed Transaction The Escrow Arrangement."

Degree  of  Management  Control  of  Vote  on  Merger.
-----------------------------------------------------

     The Merger must be approved by a vote of a two-thirds (2/3's) vote of the outstanding shares of Common Stock of each of the Company and Flex Financial. With respect to such companies, the percentage of outstanding shares entitled to vote and held by officers, directors and their affiliates are as follows: the Company - 0%; and Flex Financial - Common Stock - 43%.

Dissenters'  Rights  of  Appraisal.
----------------------------------

     Those shareholders of Flex Financial who vote against the Merger have the right to dissent and to exercise certain rights of appraisal, which, if exercised, and if the Merger is effected, would cause Flex Financial to pay these dissenters the appraised value of their shareholdings. See "Voting and Management Information - Dissenters' Rights of Appraisal."

Compliance  with  Governmental  Regulations.
-------------------------------------------

     No federal or state regulatory requirements, other than securities laws and regulations, must be complied with or federal or state approval obtained in connection with the Spinoff and Merger, other than the filing of articles of merger with the Secretary of State of Texas after a favorable vote might be obtained on the proposed merger.

Tax  Consequences  of  the  Transaction.
---------------------------------------

     The Merger should be a "tax-free" reorganization under Section 368(a)(1) of the Internal Revenue Code. The Spinoff is a taxable distribution for both American NorTel and American NorTel's shareholders, but the value of the Spinoff Shares for taxable purposes is believed by American NorTel to be $0.001 per Share. See "Terms of the Transaction Federal Income Tax Consequences."

Risk  Factors.
-------------

     Ownership of the Common Stock of the Company is speculative and involves a high degree of risk, whether the Merger with Flex Financial be effected or
not.    See  "Risk  Factors"  below.

                                 RISK FACTORS

     The shareholders of Flex Financial, all of whom shall be asked to vote on the proposed Merger, are making an investment decision that involves a high degree of risk and should carefully consider the following factors in evaluating the Merger, the surviving corporation, and its business in determining whether to approve the Merger.

     This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933. Such forward-looking statements may be found in this section and under "Prospectus Summary," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Business and Properties." Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, without limitation, the risk factors set forth below and elsewhere in this Prospectus. In addition to the other information contained in this Prospectus, the following risk factors should be considered when evaluating an investment in the shares of Common Stock offered hereby.

     1.       Financial Condition of the Company .  The  Company  was recently
              ----------------------------------
organized and has no operating history, revenues from operations, or assets other than cash from the initial sale of stock. The Company faces all of the risks of a new business and those risks specifically inherent in the investigation, participation, or investment in financings of the type sought by the Company. Purchase of the securities in this offering must be regarded as placing funds at a high risk in a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. There is no assurance that the Company will close the initial public offering necessary for it to implement its business plan, or if it does, that the Company will be able to locate and participate in financing and investment opportunities. In addition, even if the Company becomes involved in a financing or investment opportunity, there is no assurance that it will generate revenues or profits, nor that the value or market price of the Company's Common Stock would be increased thereby.

     2.       No Operating History.  The Company was incorporated in the State
              --------------------
of Texas on March 21, 1996. The Company has conducted only organizational business and has no operating history. Although the Company's management has considerable business experience, there can be no assurance that the Company's activities will be profitable.

     3.       No Assurance of a Public Market and  Likelihood  of  a  Volatile
              ----------------------------------------------------------------
Market.    While  the  shares  of Common Stock of the Company to  be issued or
------
distributed pursuant to this Prospectus will be free of restrictions on transferability for all persons except "affiliates" of the Company and Flex Financial (and with respect to such "affiliates" such shares may be transferred subject to certain restrictions), there is presently no public market for the Common Stock of the Company and there is no assurance that a public market for such securities will develop after the occurrence of the Merger described in this Prospectus, or, if one develops, that it will be sustained. It is likely that any market that develops for the Common Stock, should it develop, will be highly volatile and that the trading volume in such market will be limited.

     4.       Market Restrictions  on  Broker-Dealers.  The  Company's  common
              ---------------------------------------
stock is covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of persons receiving shares in this offering to sell their shares in the secondary market. Further, the Company's Common Stock, after the Merger, will initially be quoted on an NASD inter-dealer system called "the Bulletin Board," will not have $4 million in assets or $2 million in stockholders' equity which are both required for it to qualify for quotation on NASDAQ, and may not be expected to command a market price of $5 per share, the price required for a non-NASDAQ-quoted security to escape the trading severities imposed by the Securities and Exchange Commission on so-called "penny stocks." These trading severities tend to reduce broker-dealer and investor interest in penny stocks and could operate (i) to inhibit the ability of the Company's stock to reach a $3 per share trading price that would make it eligible for quotation on NASDAQ even should it otherwise qualify for quotation on NASDAQ and (ii) to inhibit the ability of the Company to use its stock for business acquisition purposes. See "Information About the Company - Market for the
Company's  Common  Stock  and  Related  Stockholders  Matters."

     5.       Management Control.  Should  the proposed Merger be approved and
              ------------------
effected,  after  the  Merger  the  Company's officers and directors and their affiliates will own approximately 25 percent of the common stock of the Company and thereby may be able to determine the outcome of any vote affecting the control of the Company. The Board of Directors has complete discretion in making all business decisions. Accordingly, no person should purchase Securities in the Company unless he is willing to entrust all business decisions to the Board of Directors.

     6.       Dependence on  Key  Personnel.  The  affairs  of  the  surviving
              -----------------------------
company, should the Merger be approved, shall be conducted by the present management of Flex Financial. The loss of the services of any of these persons and other key employees, for any reason, may have a materially adverse effect on the prospects of the emergent company. There are no employment contracts with management or key personnel of the Company. See "Voting and Management Information - Directors, Executive Officers and Significant Employees." The Company will be heavily dependent on the skills, talents, and abilities of its management and consultants to successfully implement its business plan. Although management has experience in seeking, investigating and participating in financing and investment opportunities, management will generally depend on their general business expertise in making decisions regarding the Company's operations. Because investors will not be able to evaluate the merits of possible business opportunities by the Company, they should critically assess the information concerning the Company's management.
 The  success  of  the emergent Company is dependent upon, among other things, the services of Michael T. Fearnow, President of Flex Financial, and of M. Stephen Roberts, who will provide certain financial and legal consulting services to the Company. The Company has not entered into employment agreements with any of its officers. Flex Financial does not have, nor does it or the Company presently intend to obtain, key man life insurance (with proceeds payable to the Company) on the life of Mr. Fearnow. The loss of the services of Messrs. Fearnow and Roberts for any reason, may have a material adverse effect on the prospects of the Company.

     7.       Dependence on Outside  Consultants  and  Advisers.  The  Company
              -------------------------------------------------
intends to retain the services of Financial Public Relations, Ltd. on a non-exclusive long-term basis to provide financial consulting services to the company. The services to be provided by Financial Public Relations, Ltd. will be provided primarily by M. Stephen Roberts and Michael T. Fearnow who have extensive experience in the securities industry and particularly with respect to small firm underwritings. The Company expects to appoint through the board of directors an advisory committee composed of persons employed in the securities industry to provide ongoing advice and consultation to the board with respect to business opportunities and the business activities of the Company. During the investigation of a possible business opportunity and in order to supplement the business experience of management, the Company may employ accountants, technical experts, appraisers, attorneys, or other consultants and advisers. The selection of any advisers will be made by management and without any control from stockholders. Furthermore, it is anticipated that advisers may be engaged by the Company on an independent basis without a continuing fiduciary or other obligation to the Company.

     8.       Substantial Management  Conflicts; Time  and  Compensation.  The
              ----------------------------------------------------------
officers and directors of the Company and its consultants are currently engaged in other businesses and positions and will devote only a portion of their time to the business affairs of the Company. The salaried, hourly and other compensation for remuneration of management and its consultants is in the sole discretion of the board of directors, but in any case will not be determined at arms' length. In addition, in the face of competing demands for their time, the officers, directors and other consultants may grant priority to their other business engagements rather than to the Company.

          Certain conflicts of interest may exist between the Company and its management and consultants, and conflicts may develop in the future. In particular, members of management will face a conflict of interest with regard to their possible future participation in other business relationships with companies to which the Company may provide financing. In such cases, members of management may have interests that conflict with those of the Company. Although Company management will attempt to resolve any conflicts in favor of the Company, there is no assurance that this will be the case. The Company has not established procedures for the resolution of conflicts of interest.

     9.       Impracticability of Exhaustive  Investigation.    The  Company's
              ---------------------------------------------
limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a financing opportunity before the Company commits its capital or other resources. Management decisions may be made without detailed due diligence, feasibility studies, independent analysis, market surveys, and the like which, if the Company had more funds available, would be desirable. Management decisions will be particularly dependent on information provided by the issuer, underwriter, their principals, or others associated with the business opportunity seeking the Company's participation.

     10.      No  Arrangements.    The  Company  has  no  understanding  or
              ----------------
arrangement for participation in any specific financing opportunity, nor will the proceeds of this offering provide sufficient funds for said purpose.

     11.      Competition.  The  search  for  potentially  profitable business
              -----------
opportunities is intensely competitive. The Company expects to be at a disadvantage when competing with firms which have substantially greater financial and management resources and capabilities than the Company. There can be no assurance that other companies and individuals with significantly greater financial, marketing or other resources than the Company will not prove competitive. Accordingly, there can be no assurance that the Company will be able to successfully compete in the financing market.

     12.      Lack of Profitability.  The  Company has conducted no operations
              ---------------------
and no assurance can be given that the Company will be able to operate profitably in the future and no representation in such regard is herein made
or  intended.    Any  financial  projections  included  herewith  are  merely management's estimation of revenues and expenses using the most favorable assumptions regarding the Company's business prospects.

     13.      Lack of Formal  Marketing Strategy.    The  Company's  marketing
              ----------------------------------
strategy will be based primarily on personal relationships with a wide variety of clients and the Company has not developed a formal marketing strategy. The Company is in the process of formulating and implementing a more formal marketing strategy.

     14.      Lack of Firm Commitment to Purchase Securities.    There  is  no
              ----------------------------------------------
firm commitment on the part of anyone to purchase all or any part of the Securities being offered hereby; consequently, the Company can give no assurance that all or any part of the offered Securities will be sold.

     15.      Adverse Effect of Sale of Less  than  Total Offering.    In  the
              ----------------------------------------------------
event less than the total number of Securities being offered hereby should be sold, the proposed operations of the Company would be adversely affected and therefore reduced. The Company's operations may require additional financing for which the Company has not arranged and no assurance can be offered that such financing would be available.

     16.      General Factors.  The  Company's  business  may be affected from
              ---------------
time to time by such matters as changes in general economic, industrial, and international conditions; changes in taxes, prices and costs; and other factors of a general nature which may have an adverse affect on the Company's business.

     17.      Debt Financing.  The  Company  does not presently intend to seek
              --------------
debt financing. However, it may in the future seek debt financing where necessary for its operations. Such borrowing can expose stockholders to greater risk of loss in the event the Company does not succeed.

     18.      Additional  Financing may be Required.    Even  if  all  of  the
              -------------------------------------
securities offered hereby are sold, the funds available to the Company may not be adequate for its proposed business activities. Accordingly, the ultimate success of the Company may depend upon its ability to raise additional capital.

     19.      Capital  Requirements.  There  can  be  no  assurance  that  the
              ---------------------
proceeds of this Offering and of proposed subsequent offerings will raise sufficient capital to enable the Company to obtain a level of business capable of sustaining profitable operations.

     20.      Cumulative  Voting  and   Pre-Emptive  Rights.    There  are  no
              ---------------------------------------------
pre-emptive rights in connection with the Company's capital stock. Therefore, holders and purchasers of the Company's common stock may be further diluted in their percentage ownership of the Company in the event additional shares are issued by the Company in the future. Cumulative voting in the election of directors is not allowed. Accordingly, the holders of a majority of the shares of capital stock, present in person or by proxy, will be able to elect all of the Company's Board of Directors.

     21.      Use of Proceeds not Specific. The proceeds of this Offering have
              ----------------------------
been allocated only generally. The specific uses of investor's funds will depend upon the business judgment of management, upon which the investors must rely, with only limited information about management's specific intentions.

     22.      Absence of Business and Marketing Data.   Although  the  Company
              --------------------------------------
has spent considerable time and effort in developing a business plan for which it believes a market exists, it has not undertaken any business or marketing studies to determine the feasibility of its business or marketing plan or to determine the feasibility of the products and service it expects to provide.

     23.       Tax Consequences.  The  anticipated  favorable tax consequences
              -----------------
of the proposed Merger and Spinoff to the Company and its shareholders (see "Terms of the Transaction - Federal Income Tax Consequences") are not supported by an advance ruling by the Treasury Department but are based upon an opinion of M. Stephen Roberts, Esq., in his capacity as tax counselor to the Company (which tax opinion is one of the exhibits to the registration statement of which this Prospectus is a part). Should the actual income tax consequences be different than as represented herein by the Company, significant gain or loss might be recognized and reportable by any of the Company, American NorTel, or American NorTel's approximately 780 shareholders to whom will be distributed the 20,000 Spinoff Shares should the Merger be effected.

     24.      Dividends Not Likely.  Should  the  Merger  be effected, for the
              --------------------
foreseeable future it is anticipated that any earnings which may be generated from operations of the emergent company will be used to finance the growth of such company, and cash dividends will not be paid to holders of the Common Stock.

     25.      Possible Future Dilution.  In  addition to the Shares registered
              ------------------------
for  the  proposed  Merger  and  for  the  Spinoff, the Company has registered
2,000,000 shares to be available for issuance in possible business combinations or asset acquisitions, the issuance of which would dilute the percentage ownership and could dilute the net tangible book value per share of shareholders of the surviving company.

                               USE OF PROCEEDS

          The net proceeds to the Company from the sale of the Units offered by it hereby, assuming a public offering price of $6.00 per Unit and after deducting underwriting discounts and estimated offering expenses are estimated to be approximately $500,000, if the maximum offering amount is sold. If the minimum offering amount is sold the net proceeds are estimated to be $84,000.

     If the maximum offering amount is sold, the Company anticipates that it will use approximately $57,500 of the net proceeds to pay the principal and interest on Bridge Loans and the balance of the net proceeds are expected to be used for working capital and general corporate purposes. If the minimum offering amount is sold the net proceeds are expected to be used primarily to pay the principal and interest on Bridge Loans.

     The Company has not determined the exact amounts it plans to expend with respect to working capital and general corporate purposes. The amounts actually expended for each such use, if any, are at the discretion of the Company and may vary significantly depending upon a number of factors, including future revenue growth, the amount of cash generated by the Company's operations, and changing competitive conditions. The Company reserves the right, in the exercise of prudent business judgment, to allocate the proceeds and the priority of the use of the proceeds, provided however, that the Company warrants that no more than 20% of the proceeds of this Offering will be used for overhead or general and administrative expenses. See "Risk Factors -- Broad Discretion in Application of Proceeds."

     Pending use of the net proceeds for the above purposes, the Company intends to invest such funds in short-term, investment-grade, interest-bearing obligations. The Company believes that the proceeds from the sale of Common Stock and Warrants offered hereby will enable the Company to satisfy its anticipated financing needs for a period of at least 12 months following this offering. However, the capital requirements relating to implementation of the Company's business plan will be significant. Based on the Company's current assumptions relating to implementation of its business plan (including the timetable of, and cost associated with, making subordination and bridge loans), the Company will seek to participate in up to six subordination and/or bridge loans during the 12 months following consummation of this offering. If the Company's plans change, its assumptions prove to be inaccurate, or the capital resources available to the Company otherwise prove to be insufficient to implement its business plan (as a result of unanticipated expenses, problems or difficulties, or otherwise), the Company would be required to seek additional financing or curtail its activities. There can be no assurance that the Company will have sufficient capital resources to permit the Company to participate in subordination and bridge loans of the number, amount and in the timing proposed in its business plan or to otherwise implement such plan.

                                CAPITALIZATION

     The following table sets forth the capitalization of the Company at July 31, 1996, (i) on a pro forma basis giving effect to the Merger and (ii) as adjusted to reflect the sale of the 100,000 Shares of Common Stock, 200,000 Class B Warrants and 200,000 Class C Warrants offered by the Company hereby (at an initial public offering price of $5.70 per share of Common Stock, $.10 per Class B Warrant and $.05 per Class C Warrant), and the application of the
net  proceeds  therefrom.    See  "USE  OF  PROCEEDS."

                                                      July 31, 1996
                                                --------------------------

                                                 Pro Forma
                                                Post Merger   As Adjusted
                                                ------------  ------------
SHAREHOLDERS' EQUITY:                           $        960  $      1,060
  Common Stock, $0.001 par value.  Authorized
  10,000,000 shares; issued and outstanding
  114,000 shares (1)
Additional Paid-in capital                            82,240       598,240
                                                ------------  ------------
Total shareholders' equity                            21,909       599,300
                                                ------------  ------------
Total Capitalization                            $     21,909  $    599,300
                                                ============  ============

     (1)Does not include 185,332 shares of Common Stock subject to warrants and options outstanding at July 31, 1996 nor to 400,000 shares of common Stock subject to warrants to be issued in this offering if the maximum number of Units are sold.

                                   DILUTION

     The pro forma net tangible book value of the Company basis giving effect to the Merger as of July 31, 1996 was approximately $21,909 or $0.19 per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets of the Company less total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of the 100,000 shares of Common Stock, 200,000 Class B Warrants and 200,000 Class C Warrants offered hereby at an initial public offering price of $5.70 per share, $.10 per Class B Warrant and $.05 per Class C Warrant, respectively, and the receipt by the Company of the net proceeds therefrom, the pro forma net tangible book value of the Company as of July 31, 1996 would have been $599,300 or $2.80 per share. This represents an immediate increase in pro forma net tangible book value of $2.61 per share to existing shareholders and an immediate dilution of $2.90 per share to new investors ("New Investors") purchasing shares of Common Stock in this Offering. The following table illustrates this per share dilution:

Assumed initial public offering price per share                  $5.70
     Net tangible book value per share before offering           $0.19
     Increase in net tangible book value per share attributable  $2.61 to New Investors
Pro Forma net tangible book value per share after offering       $2.80
Dilution per share to New Investors                              $2.90

     The following table summarizes, as of July 31, 1996 the number of shares of Common Stock purchased from the Company, the total cash consideration paid, and the average price per share paid by existing shareholders and to be paid by purchasers of shares of Common Stock offered hereby at an initial offering price of $5.70 (before deducting the underwriting discounts and commissions and estimated offering expenses):

                       Shares Purchased  Total Cash Consideration

                       Number   Percentage   Amount   Percentage

Existing Shareholders  114,000        53.3%   83,200        12.7%
New Investors          100,000        46.7%  570,000        87.3%
     Total             214,000         100%  653,200         100%

______________________

                           TERMS OF THE TRANSACTION

     The Company and Flex Financial, pursuant to approval by their respective boards of directors, have entered into an agreed plan of merger, a copy of which is included herein (see "Plan of Merger). In order for the merger contemplated by the Plan of Merger to become effective, it is necessary that each of the following occur:

     (i) a registration statement covering the 20,000 Spinoff Shares offered herein and a registration statement covering the 94,000 Merger shares (for distribution to Flex Financial's shareholders) (a) must be filed with the Securities and Exchange Commission and with appropriate state securities regulatory agencies and (b) must become effective;

     (ii) the shareholders of each of the Company and of Flex Financial must, by a requisite vote of the shares outstanding, approve the merger contemplated by the Plan of Merger; and

     (iii) certain documents evidencing the approved merger must be prepared and filed with the appropriate state authority in the State of Texas.

Terms  of  the  Merger.
----------------------

     The  terms  of  the  proposed  merger  ("the  Merger")  are  as  follows:

     l.      Flex Financial shall merge into the Company, a Texas corporation.

     2. Upon the effectiveness of the Merger, all the issued and outstanding shares of capital stock of Flex Financial shall be converted into 94,000 shares of Common Stock of the Company.

     3. Fractional shares shall not be issued but shall be rounded up or down to the nearest whole number. The Company shall reserve 185,332 additional shares of its Common Stock for possible issuance upon the exercise of Company options and warrants to be issued to replace presently outstanding and unexercised Flex Financial options and warrants.

     4. The business of Flex Financial shall be conducted, after the Merger, by the Company, into which Flex Financial shall have merged, but Flex Financial's management and directors shall become the management and directors of the Company.

     5. American NorTel shall distribute to its shareholders ("the Spinoff"), on a basis proportionate to their shareholdings in American NorTel, 20,000 Shares ("the Spinoff Shares") of Common Stock of the Company now held by American NorTel. Each American NorTel shareholder shall receive one share of the Company for each 588 shares of American NorTel held of record on September 30, 1996; provided that only American NorTel shareholders entitled to at least five shares will be eligible for the dividend distribution. Fractional shares shall be rounded up or down to the nearest whole number; provided, that in no event shall the number of Shares to be distributed to American NorTel's shareholders exceed 20,000.

     6. There shall also be registered as part of the Merger registration statement filed with the Securities and Exchange Commission, 2 million additional shares of Common Stock of the Company ("the Shelf Shares"), which Shelf Shares shall be available after the Merger for issuance, upon the filing of post-effective amendments to the Merger registration statement, in subsequent, possible mergers or acquisitions with companies engaged in business activities of types related or similar to those now conducted by Flex Financial. Management of Flex Financial (who shall become the management of the Company after the Merger) has no current plans, arrangements or understandings with respect to possible merger, acquisitions or business combinations for which the Shelf Shares would be used.

     7. Should the Merger not be approved by the requisite vote of persons holding a majority of the issued and outstanding shares of Common Stock of Flex Financial, none of Flex Financial, the Company, or American NorTel shall be liable to any of the others, the sole obligation of each being to pay its expenses relating to the registration of the Shares described herein.

     8. The historical financial statements of the post-Merger Company shall be those of Flex Financial.

Reasons  for  the  Merger  and  Spinoff.
---------------------------------------

     The managements of the Company and of Flex Financial believe that Flex Financial's shareholders will benefit from receiving shares that have been registered under the Securities Act in exchange for their shares of capital stock of Flex Financial. Further, the managements of the Company and of Flex Financial believe that the distribution of Shares to the stockholders of American NorTel in the Spinoff increases the possibility that a public market will develop for the Shares held by Flex Financial stockholders. No assurance can be given, however, that a market will develop for the Common Stock or, if it develops, that it will be sustained. See "Risk Factors - No Assurance of a Public Market and Likelihood of a Volatile Market.

Accounting  Treatment  of  Proposed  Merger.
-------------------------------------------

     Because the Company is only a corporate shell and not an operating entity, the proposed Merger will be accounted for as if Flex Financial recapitalized.

Plan  of  Merger.
----------------

     The complete Plan of Merger among the Company, Flex Financial, and American NorTel is included in this Prospectus-Proxy Statement. See "Plan of Merger."

Description  of  Securities.
---------------------------

     Common Stock. The Company is authorized to issue 10 million shares of Common Stock, $0.001 par value. As of the date of this Prospectus the Company had 20,000 shares of Common Stock issued and outstanding.

          Voting rights.  Holders  of  the shares of Common Stock are entitled
          -------------
to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

          Dividend  rights.  Holders  of  record of shares of Common Stock are
          ----------------
entitled to receive dividends when and if declared by the board of directors out of funds of the Company legally available therefor.

          Liquidation  rights.  Upon  any  liquidation, dissolution or winding
          -------------------
up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the company available for distribution to shareholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of Preferred Stock.

          Preemptive  rights.    Holders  of  Common  Stock  do  not  have any
          ------------------
preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

          Registrar  and transfer agent.  Registrar  and  Transfer Company, 10
          -----------------------------
Commerce Drive, Cranford, New Jersey 07016-3572 serves as the transfer agent and registrar of the Company.

          Dissenter's  rights.    Under  current  Texas  law, a shareholder is
          -------------------
afforded dissenters' rights which if properly exercised may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's certificate of incorporation.

     Redeemable  Common  Stock  Purchase  Warrants.    Pursuant  to  this
     ---------------------------------------------
Prospectus, the Company is offering 200,000 Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants") and 200,000 Class C Redeemable Common Stock Purchase Warrants ("Class B Warrants")to purchase an aggregate of 400,000 shares of Common Stock.

          Class  B  Warrants.  The Class B Warrants are being  issued  under a
          ------------------
Warrant Agreement dated November 15, 1995 between the Company and Warrant Holders. Each Class B Warrant will be exercisable immediately upon its acquisition and until January 1, 2001, at an exercise price of $6.25 per Warrant, and shall entitle the holder thereof to receive one (1) share of Stock for each B Warrant exercised. Fractional shares of Stock will not be required to be issued upon exercise of the B Warrants. A B Warrant may be exercised by surrendering a B Warrant certificate with an executed form of election to purchase shares attached to the certificate, and paying to the Company the full exercise price for the B Warrants being exercised. Holders of B Warrants will not be entitled (by virtue of being B Warrant holders) to receive dividends, vote, receive notices of shareholders' meetings or otherwise have any rights of shareholders of the Company.

               The Class B Warrants are redeemable, at the option of the Company, at a price of $0.05 per B Warrant at any time after January 1, 1997 upon not less than 30 days prior written notice, provided that there is a public trading market for the Common Stock and that the reported high bid price of the Common Stock equals or exceeds $7.50 per share for the 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders.

               The exercise price, number and kind of shares of Common Stock to be obtained by the exercise of the B Warrants is subject to adjustment in the event of a split of the Common Stock or in the event of the reorganization or recapitalization of the Company or of the merger or consolidation of the Company.

               The Company will reserve from the authorized and unissued shares a sufficient number of shares of Common Stock for issuance upon the exercise of the Class B Warrants.

          Class  C  Warrants.  The  Class  C Warrants are being issued under a
          ------------------
Warrant Agreement dated November 15, 1995 between the Company and Warrant Holders. Each Class C Warrant will be exercisable immediately upon its acquisition and until January 1, 2001, at an exercise price of $10.00 per Warrant, and shall entitle the holder thereof to receive one (1) share of Stock for each C Warrant exercised. Fractional shares of Stock will not be required to be issued upon exercise of the C Warrants. A C Warrant may be exercised by surrendering a C Warrant certificate with an executed form of election to purchase shares attached to the certificate, and paying to the Company the full exercise price for the C Warrants being exercised. Holders of C Warrants will not be entitled (by virtue of being C Warrant holders) to receive dividends, vote, receive notices of shareholders' meetings or otherwise have any rights of shareholders of the Company.

               The Class C Warrants are redeemable, at the option of the Company, at a price of $0.05 per C Warrant at any time after January 1, 1997 upon not less than 30 days prior written notice, provided that there is a public trading market for the Common Stock and that the reported high bid price of the Common Stock equals or exceeds $12.00 per share for the 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders.

               The exercise price, number and kind of shares of Common Stock to be obtained by the exercise of the C Warrants is subject to adjustment in the event of a split of the Common Stock or in the event of the reorganization or recapitalization of the Company or of the merger or consolidation of the Company.

               The Company will reserve from the authorized and unissued shares a sufficient number of shares of Common Stock for issuance upon the exercise of the Class C Warrants.

     Preferred  Stock.  The Company is authorized  to  issue 10 million shares
     ----------------
of Preferred Stock, $0.001 par value. The preferences, rights and attributes of the Preferred Stock, which may be set forth in series, shall be determined by the board of directors at such times as series are authorized to be issued.
 As of the date of this Prospectus, the Company has not issued any shares of its authorized Preferred Stock.

     Other Securities of the Company.  Under  the  terms of  the  Merger,  all
     -------------------------------
warrants and options of Flex Financial which are outstanding on the Effective Date shall be canceled and converted into warrants and options of the Company of equivalent tenor. Therefore upon the Effective Date of the Merger, the Company will have pursuant to the Merger the following additional securities outstanding.

          Class  A  Common  Stock Purchase Options.  In  September,  1995 Flex
          ----------------------------------------
Financial authorized the issuance of 80,000 Class A Common Stock Purchase Options ("Class A Options") in connection with a private placement of 80,000 shares of common stock to its founding shareholders. As of the date of this Prospectus, all of such Class A Options continue to be owned by the original
subscribers  and  are  outstanding.    The  Class  A  Options  are  currently
exercisable and will terminate on August 31, 2000 and may be exercised at a price of $.50 per share.

          Unit  Purchase  Options.    In  connection  with an IPO Bridge Loan,
          -----------------------
Flex Financial issued $50,000 principal amount of 10% subordinated notes ("Notes") and Unit Purchase Options ("Option Units"). The Option Units entitle the holders to purchase such number of equivalent units of Flex Financial's securities as may be offered in an initial public offering at an aggregate offering price of at least $60,000 pursuant to an effective registration statement filed under the Securities Act that closes prior to June 30, 1996. The number of equivalent units purchasable at a price of $.50 per unit is determined by dividing the IPO unit offering price into the principal amount of Notes. Under the terms of this offering, holders of the Option Units are entitled to purchase 8,333 equivalent units. By mutual consent, the applicable IPO closing date and expiration date for exercise was extended to March 31, 1997 and the holders were granted an additional 4,000 Option Units. As of the date of this Prospectus, all of such Class A Options continue to be owned by the original subscribers and are outstanding.

          Class  B  and Class C Warrants.  As  of  the date of this Prospectus
          ------------------------------
Flex Financial had 28,000 Class B Warrants and 28,000 Class C Warrants outstanding to purchase an aggregate of 56,000 shares of common stock. These warrants were issued in a private placement that closed in April, 1996 and are identical to those purchasable in this offering.

Federal  Income  Tax  Consequences.
----------------------------------

     The  Merger.    The  Merger  should  qualify as a type "A" reorganization
     -----------
under Section 368(a)(1) of the Internal Revenue Code. However, when consideration is given to the fact that the Company is newly organized, the "step transaction doctrine" might be applied and, accordingly, the Company might be considered a continuation of Flex Financial with only a change of name or place of incorporation, a type "F" reorganization under Section 368(a)(1). Whether the Merger be characterized as a type "A" or "F" reorganization, the Company believes that there should be no recognition of taxable gain or loss to the shareholders of the Company by reason of the Merger.

     The  Spinoff.      It  is  anticipated  that the distribution by American
     ------------
NorTel to its shareholders of the 20,000 Spinoff Shares will be a taxable event to American NorTel and to each of its shareholders receiving any of the Spinoff Shares. Gain (but not loss) would be recognized by American NorTel under Section 311 of the Internal Revenue Code for any excess of the fair market value of the Company's stock on the date of actual distribution over the tax basis to American NorTel of such stock.

     Shareholders of American NorTel.  As for  American NorTel's  shareholders
     -------------------------------
who receive Spinoff Shares of the Company, the Spinoff shall occur prior to the vote by Flex Financial's shareholders to accept or reject the Merger. Since the result of the vote by Flex Financial's shareholders cannot be forecast, and since the Merger cannot and shall not become effective until after a favorable vote is obtained on the Merger, American NorTel takes the view that the fair market value of the Spinoff Shares on the date of the Spinoff should not have increased over the $0.05 price paid by American NorTel for the 20,000 Spinoff Shares.

     American NorTel has no current or accumulated earnings, and the distribution is being made from excess capital. Each shareholder of American NorTel should reduce the adjusted basis of his American NorTel stock by the fair market value of the distribution to him, and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. This fair market value is assumed to be $0.05 per share. American NorTel undertakes to advise its shareholders in early 1997 should it deem the fair market value of the distributed Spinoff Shares on the date of distribution to have been different than $0.05 per share or should it have had earnings in 1996, which would cause the distribution, to the extent of such earnings, to be taxed as a dividend and as ordinary income.

     The above discussion is not based upon an advance ruling by the Treasury Department but upon an opinion of M. Stephen Roberts, Esq., in his capacity as tax counselor to the Company (which tax opinion is one of the exhibits to the registration statement of which this Prospectus is a part). See "Risk Factors
-  Tax  Consequences."

Pro  Forma  Financial  Information  and  Dilution.
-------------------------------------------------

     Due to the fact that the Company has no substance or operating history - it was organized as a shell to accommodate the desire of Flex Financial's management to provide for the issuance of securities registered under the Securities Act to Flex Financial's shareholders, pro forma financial information giving effect to the Merger would not vary in any significant respect from the financial information of Flex Financial.

     Essentially, the effect of the Spinoff and Merger is to dilute by approximately 17 percent the equity of the shareholders of Flex Financial by transferring this equity to the shareholders of American NorTel. The effect of the Merger and Spinoff on the net tangible book value a share of the Company's Common Stock and Flex Financial's Common Stock is as follows:

                                   Before            After
                               Merger-Spinoff   Merger-Spinoff
Company's Common Stock         $          0.04  $          0.19
Flex Financial s Common Stock  $          0.23  $          0.19

Material  Contacts  Among  the  Companies.
-----------------------------------------

     Other than the proposed Spinoff and Merger described herein, there have been no material contracts, arrangements, understandings, relationships, negotiations or transactions among Flex Financial, the Company, and American NorTel during the periods for which financial statements appear herein.

Reoffering  by  Party  Deemed  to  be  an  Underwriter.
------------------------------------------------------

     The Shares described herein are to be redistributed by the owner of such Shares, American NorTel, who might be deemed to be an underwriter by reason of its intent to distribute such Shares. (see "Terms of the Merger" above).

     After the distribution by American NorTel of the Spinoff Shares to its shareholders, American NorTel will no longer own any shares of capital stock of the Company, except to the extent that an uncertain number of Spinoff Shares representing undistributed fractional an whole share interests, would not be allocated in the rounding down process (see "Terms of the Merger").

     A consequence to American NorTel, should it be deemed to be an underwriter of the Shares to be distributed to its shareholders, is that any person who purchases the registered Shares within 3 years after the distribution could assert a claim against American NorTel under Section 11 of the Securities Act of 1933. The purchase could be in the open market as long as the shares purchased can be traced to the registered Shares American NorTel distributes to its shareholders. Such a claim, to be successful, must be based upon a showing that statements in the registration statement were false or misleading with respect to a material fact or that the registration statement omitted material information required to be included therein.

     Open market purchasers may have to prove reliance upon the alleged misstatement or omission, but reliance may not necessarily require a showing that the purchaser actually read the registration statement but, instead, that the misstatements or omissions in the registration statement were a substantial factor in the purchase of the shares.

Interest  of  Counsel.
---------------------

     M. Stephen Roberts, Esq., counsel to the Company, is named in this Prospectus as having given an opinion on the validity of the securities being registered, upon certain income tax consequences of the Merger and the Spinoff, and upon other legal matters concerning the registration or offering of the securities described herein. Mr. Roberts is the beneficial owner of 43% of the issued and outstanding shares of Common Stock of Flex Financial and is the beneficial owner of less than .5% of the issued and outstanding shares of Common Stock of American NorTel and, by reason of this ownership, shall become the beneficial owner of 40,102 Shares of the Company by way of the merger and American NorTel's distribution of the 20,000 Spinoff Shares to its shareholders.

Special  Provisions  of  the  Articles  of  Incorporation  and  Texas  Law.
--------------------------------------------------------------------------

     The provisions of the Articles of Incorporation and the Company's Bylaws, as amended (the "Bylaws"), summarized in the succeeding paragraphs, may be deemed to have an anti-takeover effect or may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in such shareholder's best interest, including those attempts that might result in a premium over the market price for the shares held by a shareholder.

     Pursuant to the Articles of Incorporation, the Board of Directors may, by resolution, establish one or more series of preferred stock, having such number of shares, designation, relative voting rights, dividend rates, liquidation or other rights, preferences and limitations as may be fixed by the Board of Directors without any further shareholder approval. Such rights, preferences privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of the Company.

     Limitation  of  Director  Liability.    Texas  law  authorizes  a  Texas
     -----------------------------------
corporation to eliminate or limit the personal liability of a director to the Company and its shareholders for monetary damages for breach of certain fiduciary duties as a director. The Company believes that such a provision is beneficial in attracting and retaining qualified directors, and accordingly, its Articles of Incorporation include a provision eliminating a director's liability for monetary damages for any breach of fiduciary duly as a director, except: (i) for any breach Of the duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which the director derived an improper personal benefit; or
(iv) for certain other actions. Thus, pursuant to Texas law, the Company's directors are not insulated from liability for breach of their duty of loyalty (requiring that, in making a business decision, directors act in good faith and in the honest belief that the action was taken in the best interest of the Company), or for claims arising under the federal securities laws. The foregoing provisions of the Company's Articles of Incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breaches of their fiduciary duties, even though such an action, if successful might otherwise have benefitted the Company and its shareholders. Further, the Company may, but has no present intent to, execute indemnity agreements with present and future directors and officers for the indemnification of and advancement of expenses to such persons to the full extent permitted by law.

     Indemnification.   To the  maximum  extent permitted by law, the Articles
     ---------------
of Incorporation and the Bylaws provide for mandatory indemnification of directors, officers, employees and agents of the Company against all expense, liability and loss to which they may become subject or which they may incur as a result of being or having been a director, officer, employee or agent of the Company. In addition, the Company must advance or reimburse directors and officers and may advance or reimburse employees and agents for expenses
incurred  by  them  in  connection  with  indemnifiable  claims.   The Company
believes that such a provision is beneficial in attracting and retaining qualified directors.

     Under Texas corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are made or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In the case of any action or suit by or in the right of the corporation against such persons, the corporation is authorized to provide similar indemnification, provided that, should any such persons be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

     The Articles of Incorporation include a provision eliminating liability for monetary damages for any breach of fiduciary duty as a director, except:
(1)  for any breach of the duty of loyalty to the Company or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which the director derived an improper personal benefit; or (iv) for certain other actions. Thus, pursuant to Texas law, directors of the Company are not insulated from liability for breach of their duty of loyalty (requiring that, in making a business decision, directors act in good faith and in the honest belief that the action was taken in the best interest of the corporation), or for claims arising under the federal securities laws. The foregoing provisions of the Articles of Incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breaches of their fiduciary duties, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders. Further, the Company may, but has no present intent to, execute indemnity agreements with present and future directors and officers for the indemnification of and advancing of expenses to such persons to the full extent permitted by law.

     To the extent any such indemnified persons are successful on the merits in defense of any such action, suit or proceeding, Texas law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation. Indemnification and payment of expenses provided by Texas law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of shareholders or disinterested directors. In such regard, a Texas corporation is empowered to, and may, purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. As a result of such corporation law, the Company may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such, with respect to matters involving the proposed Merger or, should the Merger be effected, matters that occurred prior to the Merger with respect to Flex Financial.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                        INFORMATION ABOUT THE COMPANY

     The Company was incorporated under the laws of the State of Texas on March 21, 1996. It has no business or significant assets and was organized for the purpose of entering into the Merger proposed herein (see "Terms of the Transaction - Terms of the Merger"). It has no employees; its management will serve without pay until the Merger should become effective.

Description  of  Business  and  Properties
------------------------------------------

     Should the Merger be approved and effected, the Company shall be the surviving company, but the Company's management (see "Voting and Management Information - Directors, Executive Officers, and Significant Employees") shall not remain as the management of the Company. Control of the Company, through the voting power to elect the entire board of directors and thereby to replace management, shall pass to the present shareholders of Flex Financial, and Flex Financial's present directors and officers shall become the directors and officers of the Company.

     It is the intention of Flex Financial's present management (i) to continue the business of Flex Financial as the business of the Company (see "Information about Flex Financial - Description of Business and Properties") after the Merger and (ii) to seek opportunities to engage in additional, related business activities, primarily through acquisitions of existing businesses.

     The Company's present management consists of one person, Michael T. Fearnow. Prior to October 1, 1996, M. Stephen Roberts, Esq., served as the Company's management. Mr. Roberts is an attorney who was employed to incorporate the Company, prepare merger documents needed for the registration statement filed for the proposed merger and serve as management of the Company pending the Merger.

Course  of  Business  Should  the  Merger  Not  occur.
-----------------------------------------------------

     Should the Merger not be approved and effected, the Company will be without any property or business. The Company's management has no present plans for this contingency but would seek to acquire, in exchange for stock of the Company, a business or assets that would constitute a business. Should no acquisition that would cause the Company to become a going concern be made within 18 months after the date of the Registration Statement of which this Prospectus is a part, the holders of the majority of the issued and outstanding shares of Common Stock will have the voting power to cause a dissolution of the Company, and persons who would be the holders of a majority of these shares have indicated their intention to do so.

Legal  Proceedings
------------------

     Neither the Company nor its property is a party to or the subject of pending legal proceedings.

Market  for  the  Company's  Common  Stock  and Related Stockholder Matters.
---------------------------------------------------------------------------

     There is no public trading market for the Company's Common Stock. As of the date of this Prospectus, there is one holder of record of the Company's 20,000 shares of issued and outstanding capital stock. After the Spinoff (see "Terms of the Transaction - Terms of the Merger") these 20,000 shares of stock shall be owned of record by American NorTel's approximately 780 shareholders (except to the extent that an uncertain number of Spinoff Shares representing undistributed whole and fractional share interests would not be allocated to American NorTel shareholders in the rounding down process).

     Should the Merger be approved and effected, (i) the Escrow Agent will release from escrow the certificates representing the ownership of the 20,000 Spinoff Shares, which certificates would be delivered to the approximately 780 persons owning the Spinoff Shares, and (ii) the 11 shareholders of Flex Financial will receive 94,000 shares of Common Stock of the Company in exchange for all the issued and outstanding shares of capital stock of Flex Financial. An additional 185,332 shares of Common Stock of the Company will be reserved for issuance against the exercise of Company options and warrants that would replace existing options and warrants of Flex Financial.

     There can be, and is, no assurance that market makers will make or maintain a market in the stock or that, even if a market is made and maintained in the stock, that the stock will trade at prices deemed attractive or reasonable to the shareholders of the Company.

     The Company's stock will not be eligible for quotation on the NASDAQ Small Cap Market ("NASDAQ") (i) until it trades at a price of $3 per share or higher and (ii) unless it meets other NASDAQ requirements regarding assets and shareholders' equity, which it will not yet meet even if the Merger is approved and effected. No assurance can be made that the Common Stock will ever become eligible for quotation on NASDAQ.

     The Company's stock is expected to be quoted on an NASD interdealer system called "the Bulletin Board." While some Bulletin Board stocks are actively traded, they do not draw the interest of the NASD brokerage community held by NASDAQ stocks or exchange-listed stocks. The eligibility requirements for listing the Company's stock on exchanges are generally as high or higher than the requirements for eligibility for quotation on NASDAQ, and the Company has no present plans to list its stock on an exchange. Hence, the plans of the Company to use its stock for business acquisition purposes are likely to be adversely affected unless and until its stock becomes eligible for quotation on NASDAQ.

     Further, holders of the Shares offered herein face the prospect, should the Merger be approved and effected, of an indefinite period during which the Shares will be subject to trading severities imposed on Bulletin Board, so-called "penny stocks" (stocks that trade at less than $5 per share) by regulations of the Securities and Exchange Commission. The effect of these trading severities is to reduce broker-dealer and investor interest in trading or owning "penny stocks" and, hence, could inhibit the ability of the Company's stock to reach a trading level of $3 per share or higher and thereby become eligible for quotation on NASDAQ even if the Company meets NASDAQ's assets and shareholders' equity requirements in the future.

     Flex Financial has obtained agreements from the beneficial owners of at least 50 percent of their presently outstanding shares of capital stock to the effect that these owners will not sell any of their shares of post-Merger Company stock (without first obtaining the written authorization of Flex Financial's president) for the following periods after the Merger becomes effective and information about the Company is published in Moody's OTC Industrial Manual: Flex Financial's shareholders - 180 days.

Rule  144  and  Rule  145  Restrictions  on  Trading.
----------------------------------------------------

     Should the Merger and Spinoff transaction described herein be approved and effected, all issued and outstanding shares of Common Stock of the Company shall have been issued or distributed pursuant to registration with the Commission. Nevertheless, some of the Shares, even though deemed not to be "restricted securities," as such term is used by the Commission, will be subject to certain restrictions on their transfer for value.

     Holders of the Shares who are deemed to be affiliates of Flex Financial at the time of the vote on the Merger, in order to sell their Shares, must either register them for sale or comply with the resale provisions set forth in paragraph (d) of the Commission's Rule 145, unless some other exemption-from-registration provision is available. The resale provisions of paragraph (d) of Rule 145 refer to certain provisions of the Commission's Rule 144 which require that:

  - there must be available, to the public, current information about the Company of a quality meeting certain Commission requirements,

  - transfers for value by such affiliates can occur only either through broker transactions not involving the solicitation of buyers or directly to market-makers, and

  - each such affiliate can transfer for value, during a 90-day period, no more Shares than the greater of one percent of all issued and outstanding shares of Common Stock of the Company (20,000 Shares immediately after the Merger) or the average weekly volume of trading in such Common Stock reported through the automated quotation system of NASDAQ during the four calendar weeks prior to placing the sell order with a broker-dealer.

     The above described resale provisions of Rule 145 shall continue, for persons who are affiliates of Flex Financial at the time of the vote on the Merger, for 2 years after the Merger, at which time only the current public information requirement shall continue. At such time as any such affiliate has ceased to be an affiliate of the post-merger company for at least 3 months, and provided at least 3 years have elapsed since the date of the Merger, then even the current public information requirement will no longer be required for such a former affiliate to sell any of the Shares acquired in the Merger.

     The Company believes that none of the 20,000 Spinoff Shares will be subject to any restrictions on trading or transfers for value, by reason of these Shares' being registered for the Spinoff. Further, none of the 94,000 Shares of the Company to be distributed in the Merger to Flex Financial shareholders other than to Flex Financial officers and directors and to affiliates of Flex Financial prior to the Merger will be subject to any restrictions on transfer. Accordingly, after the effective date of the Merger and the redistribution of the Spinoff Shares, there shall be 114,000 Shares in the "public float," i.e., subject to no Rule 144 or other applicable securities law restrictions on their being traded or transferred for value. It is estimated that in excess of 300 persons will own these Shares of record, the offering of which for sale could have a materially adverse effect on the market price of the Company's stock. However, for a period of 180 days after the Merger should become effective and information about the post-Merger Company has been published in Moody's OTC Industrial Manual, at least half of the Flex Financial outstanding Shares are subject to restrictions on trading by reason of agreements among the shareholders owning these Shares. See "Information about the Company - Market for the Company's Common Stock and Related Stockholder Matters."

     There is no equity of the Company subject to outstanding options or warrants to purchase, or securities convertible into, equity of the Company. However, under the terms of the Merger, all warrants and options of Flex Financial which are outstanding on the Effective Date shall be canceled and converted into warrants and options of the Company to buy an equivalent number of shares. See "DESCRIPTION OF SECURITIES - Other Securities of the Company".

     The Company has had no operations or earnings and has declared no dividends on its capital stock. Should the Merger be approved and effected, there are no restrictions that would, or are likely to, limit the ability of the Company to pay dividends on its Common Stock, but the Company has no plans to pay dividends in the foreseeable future and intends to use earnings for business expansion purposes (see "Information about the Company - Description of Business and Properties").

Financial  Statements.
---------------------

     Set forth below are the independent auditor's report dated September 25, 1996 with respect to the Company's financial statements as of July 31, 1996, and the notes to the financial statements.

                        FLEX ACQUISITIONS CORPORATION
                        (A DEVELOPMENT STAGE COMPANY)

                             FINANCIAL STATEMENTS

                                JULY 31, 1996

                                     --ooOoo--

                                 C 0 N T E N T S
                                 ---------------

                                                            Page
                                                          ------
Independent  Auditor's  Report                              FI-2

Balance  Sheet                                              FI-3

Statement  of  Operations                                   FI-4

Statement  of  Changes  in  Stockholder's  Equity.          FI-5

Statement  of  Cash  Flows                                  FI-6

Notes  to  Financial  Statements                          FI-7-8





                                     --ooOoo--

                           INDEPENDENT AUDITOR'S REPORT





To the Stockholder and Directors of Flex Acquisitions Corporation
(A  Development  Stage  Company)
Houston,  Texas


We have audited the accompanying balance sheet of Flex Acquisitions Corporation (A Development Stage Company) as of July 31, 1996, and the related statements of operations, changes in stockholder's equity and cash flows for the period March 22, 1996 (date of inception) through July 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flex Acquisitions Corporation (A Development Stage Company) at July 31, 1996, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.






Houston,  Texas
September  25,  1996

                                    FLEX ACQUISITIONS CORPORATION
                                    (A DEVELOPMENT STAGE COMPANY)
                                            BALANCE SHEET
                                            JULY 31, 1996


                                                ASSETS

OTHER ASSETS

  Start-up costs                                                    $  4,992
                                                                    =========

                   LIABILITIES AND STOCKHOLDER'S EQUITY
                   ------------------------------------

CURRENT LIABILITIES
  Accounts payable                                                  $    134
  Interest payable                                                       134
                                                                    ---------

    TOTAL CURRENT LIABILITIES                                            268
                                                                    ---------

LONG-TERM NOTE PAYABLE, RELATED PARTY                                  4,000
                                                                    ---------

STOCKHOLDER'S EQUITY
  Preferred stock, no par value, 10,000,000 shares
    authorized, none issued and outstanding, rights,
    preferences, qualifications, limitations and
    restrictions and any other benefits to be
    determined by the Board of Directors as provided
    in the corporation's Articles of Incorporation                       -0-
  Common stock, $.001 par value, 10,000,000 shares
    authorized, 20,000 shares sold and to be issued                       20
  Additional paid-in capital                                             980
  Deficit accumulated during the development stage                      (276)
                                                                    ---------

                                                                         724
                                                                    ---------

                                                                    $  4,992
                                                                    =========













See  accompanying  notes.

                           FLEX ACQUISITIONS CORPORATION
                           (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT OF OPERATIONS
             MARCH 22, 1996 (Date of Inception) THROUGH JULY 31, 1996






EXPENSES
  Interest expense                       $    134
  Outside services                             80
  Bank service charges                         54
  Postage and delivery                          8
                                         ---------

                                              276
                                         ---------

NET LOSS                                 $   (276)
                                         =========

LOSS PER COMMON SHARE                    $   (.01)
                                         =========

SHARES USED IN COMPUTING LOSS PER SHARE  $ 20,000
                                         =========

















See  accompanying  notes.

                          FLEX  ACQUISITIONS  CORPORATION
                          (A  DEVELOPMENT  STAGE  COMPANY)
                  STATEMENT  OF  CHANGES  IN  STOCKHOLDER'S  EQUITY
          MARCH  22,  1996  (Date  of  Inception)  THROUGH  JULY  31,  1996





                                        Additional
                 Preferred    Common     Paid-In    Retained
                   Stock       Stock     Capital    (Deficit)     Total
                 ----------  ---------  ---------  ----------  ----------
Sale of Common
  Stock          $      -0-  $      20  $     980  $     -0-   $   1,000

Net Loss                -0-        -0-        -0-       (276)       (276)
                 ----------  ---------  ---------  ----------  ----------

Balance -
  July 31, 1996  $      -0-  $      20  $     980  $    (276)  $     724
                 ==========  =========  =========  ==========  ==========


See accompanying notes.

                          FLEX  ACQUISITIONS  CORPORATION
                          (A  DEVELOPMENT  STAGE  COMPANY)
                              STATEMENT OF CASH FLOWS
             MARCH 22, 1996 (Date of Inception) THROUGH JULY 31, 1996










CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                      $   (276)
                                               ---------
 Adjustments to reconcile net loss to net
  cash used by operating activities:
   Change in operating assets and liabilities:
    Accounts payable                                134
    Interest payable                                134
                                               ---------

     Total Adjustments                              268
                                               ---------

     Net Cash Used by Operating Activities           (8)
                                               ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Start-up costs                                  (4,992)
                                               ---------

     Net Cash Used by Investing Activities       (4,992)
                                               ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Long-term note payable, related party            4,000
 Proceeds from issuance of common stock           1,000
                                               ---------

     Net Cash Provided by Financing Activities    5,000
                                               ---------

NET INCREASE IN CASH                                -0-

CASH AT BEGINNING OF PERIOD                         -0-
                                               ---------

CASH AT END OF PERIOD                          $    -0-
                                               =========





See  accompanying  notes.

                           FLEX ACQUISITIONS CORPORATION
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                   JULY 31, 1996

NOTE  A          BASIS  OF  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                 POLICIES

Flex Acquisitions Corporation (A Development Stage Company) (Acquisitions) a wholly owned Texas subsidiary of American NorTel Communications, Inc. (American Nortel) was incorporated on March 21, 1996 for the purpose of; (a) merging with Flex Financial Group, Inc. (Flex Financial), an entity related by common control, and (b) a proposed filing of a registration statement with the Securities and Exchange Commission. Simultaneously with these transactions, it is anticipated that American Nortel will then distribute its shares of the Company to American Nortel shareholders. The newly formed public Company will then engage in the business of participating in certain short-term financing opportunities (terms of less than one year) in the underwriting segment of the securities industry and in certain long-term financing and investment opportunities (terms of greater than one year) in transactions with operating businesses with significant growth potential.

The Company has no business operations or significant capital and has no intention of engaging in any active business until it merges with Flex Financial. Should the merger not occur, the Company would seek other business opportunities and if none were found, would be dissolved within eighteen months by a vote of the majority of its common stockholders.

Merger Spin-Off - The  Company  agreed to merge with Flex Financial on July 1,
---------------
1996. Flex Financial is a developmental stage company formed to participate in certain short-term financing opportunities (terms of less than one year) in the underwriting segment of the securities industry and to participate in certain long-term financing and investment opportunities (terms of greater than one year) in transactions with operating businesses with significant growth potential. The Company will be the surviving corporation (Survivor) but Flex Financial will elect all directors and officers of the Survivor. All currently outstanding stock of Flex Financial will be canceled and converted into 94,000 shares of the Company's common stock. Flex Financial has options and warrants currently outstanding which will be canceled and options and warrants on the Company's common stock will be issued according to the plan of merger.

The merger is contingent upon the effectiveness of the registration statements, and upon the shareholders of the Company and of Flex Financial approving the proposed merger.

Management's  Estimates  -  Management  uses  estimates  and  assumptions  in
-----------------------
preparing financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Fair  Value of Financial Instruments - Management is of the opinion  that  the
------------------------------------
carrying value of all financial instruments is substantially equal to fair value at July 31, 1996.

                                                                     Continued

                           FLEX ACQUISITIONS CORPORATION
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                   JULY 31, 1996

NOTE  A          BASIS  OF  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                 POLICIES  (CONTINUED)

Loss Per Common Share - Loss per common share is computed using the weighted average number of shares of common stock outstanding during the period.

Income Taxes - For the year ended July 31, 1996, the Company incurred a net operating loss amounting to $276. This net operating loss carryforward will expire in the year 2011, if not previously utilized.

No tax benefit for the loss carryforward has been reported in the financial statements. Accordingly, the tax benefit of approximately $94 resulting from the utilization of the loss carryforward has been offset by a valuation allowance of the same amount.

Start-up Costs - Represents legal and other costs associated with the organization of the Company and services in connection with the anticipated merger/spinoff with American Nortel Communications, Inc. and Flex Financial Group, Inc. These costs will be amortized over a five year period upon commencement of operations.

NOTE  B          LONG-TERM  NOTE  PAYABLE,  RELATED  PARTY

Long-term note payable, related party consists of the following at July 31, 1996:

     Flex  Financial  Group,  Inc.  -  10%  note,  convertible
     into  common  stock  as  provided  for  by  the
     agreement,  subordinated,  redeemable  note
     payable  due  March  31,  1998,  renewable  for  an
     additional  two  year  term,  interest  payable
     at  maturity;  unsecured                              $    4,000

     Less  current  portion                                       -0-
                                                           ----------

     Long-term  portion                                    $    4,000
                                                           ==========

NOTE  C          RELATED  PARTY  TRANSACTIONS  AND  BALANCES

Transactions and balances with related individuals and entities related by common control are as follows:

     Flex  Financial  Group,  Inc.
       Interest  expense/payable                           $      134
                                                           ==========
     Roberts  -  Attorney  at  Law;
       initial  registered  agent
         Start-up  costs                                   $    4,992
                                                           ==========

                       INFORMATION ABOUT FLEX FINANCIAL

     Flex Financial Group, Inc. ("Flex Financial") was incorporated under the Business Corporation Law of the State of Texas on August 17, 1995.

Management's  Plan  of  Operation
---------------------------------

     The following should be read in conjunction with the Financial Statements of Flex Financial and the Notes thereto, and the other financial and other information included elsewhere in this Prospectus. This Prospectus contains certain statements regarding future trends which are subject to various risks and uncertainties. Such trends, and their anticipated impact on Flex Financial, could differ materially from those discussed in this Prospectus. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this Prospectus.

     Flex Financial was organized in August, 1995 and is in the development stage. Flex Financial has not yet commenced operations, has not generated any revenues from operations to date, and will not generate any revenues from operations until after the company completes a concurrent public offering of its common stock, which the company anticipates will occur in January, 1997. There can be no assurance that the Company will be able to successfully generate meaningful revenue or achieve profitable operations.

     Since inception, Flex Financial has developed a business plan; developed and disseminated promotional material to prospective clients of its business services; identified and commenced negotiations with potential clients with respect to its services; developed a marketing strategy; and raised an aggregate of $137,200 in gross proceeds through private equity and debt offerings.

     Liquidity  and  Capital  Resources.  As  of  the date of this Prospectus,
     ----------------------------------
Flex Financial has approximately $30,000 in cash and cash equivalents. It is anticipated that the Company will realize $500,000 in net proceeds from the sale of the Common Stock and Warrants offered in the Concurrent Public Offering. The net proceeds of the concurrent Public Offering will be used to commence full business operations and investment in Bridge Loans, subordination Loans and Investment Transactions.

     Flex Financial is dependent upon the proceeds of the Concurrent Public Offering, existing cash, and cash flow from operations, if any, or other financing to implement its proposed business plan. Management believes that the proceeds from the sale of the Common Stock and Warrants offered in the Concurrent Public Offering will enable Flex Financial to satisfy its anticipated financing needs for a period of at least 12 months following the Effective Date. However, the capital requirements relating to implementation of the Company's business plan will be significant. There can be no assurance that Flex Financial will have sufficient capital resources to permit it to fully implement its business plan.

Plan  of  Operation
-------------------

     Business  Objectives.  The  Company  was formed in August, 1995 primarily
     --------------------
to serve as a vehicle to invest in short-term financing opportunities in the underwriting segment of the securities industry. The Company intends to participate in short-term financing opportunities by (i) providing equity subordination loans to underwriters requiring additional excess net capital for underwriting specific issues on a firm commitment basis ("Subordination Loans") and (ii) providing bridge loans to selected issuers to connection with initial public offerings and secondary financing ("Bridge Loans"). The Company expects to be in a position to take advantage of a long-term financing and investment opportunities to effect Investment Transactions and Business Acquisitions with Target Businesses. The business objectives of the Company are to (i) provide Subordination Loans to selected underwriters for specific issues on terms suiting the Company's investment requirements, (ii) provide
Bridge Loans on a highly selective basis within established guidelines to issuers meeting the Company's due diligence standards, and (iii) to effect Investment Transactions on negotiated terms favorable to the Company. The Company also intends to engage in "spinoff" activities such as are described herein, such spinoffs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other companies. The Company intends to use the proceeds of this offering primarily to provide the capital to commence the investigation, negotiation and participation in Subordination, Bridge Loans and Investment Transactions. By reason of its participation in Subordination and Bridge Loans, the Company may be presented a longer-term investment opportunity to effect a Business Acquisition with a Target Business. The Company will not use the proceeds of this offering to fund such an acquisition. The Company will participate in a Business Acquisition requiring a significant commitment of cash only through a Secondary Public Offering in which the Target Business is identified. The Company does not intend to participate in a "blind pool/blank check" offering to participate in a Business Acquisition. Some portion of the proceeds of this offering may be allocated and used to defray the front end expenses of a Secondary.

     The Company believes that financing opportunities will become available to the Company due primarily to the contacts of its officers, directors and consultants with entities and individuals participating in various segments of the securities industry, liquidity of its assets, its future status as a publicly-held company, and its flexibility in structuring and participating in financing opportunities. The Company has no agreement or understanding to participate in any financing opportunity, nor does it currently have any
opportunity  under  investigation.    Decisions  as  to  which  financing
opportunities to participate in will be made by management of the Company, which will in all probability act without the consent, vote, or approval of the Company's stockholders except when required by applicable law.

     Business  Experience  of Principals.  The  present  executive officer and
     -----------------------------------
director and certain consultants who have been retained by the Company have business experience which has provided them with certain skills which the Company believes will be helpful in identifying and evaluating potential Bridge Loan and Subordination Loan candidates and Target Businesses and in negotiating the terms of Bridge Loans, Subordination Loans, Investment Transactions and Business Combinations. They have had significant experience in a variety of business transactions, including providing investment banking, underwritings, bridge loans and general business consulting to public and private companies in the $5 million to $10 million asset range. The Company expects to actively recruit board members with extensive management, financial and entrepreneurial backgrounds to assist in these endeavors. The Company expects that future directors will have similar experience and/or extensive business management and financial management experience. In addition, the
Board of Directors may establish an advisory committee (the "Advisory Committee") consisting of up to eight (8) persons to assist in finding and evaluating potential candidates for Bridge Loans, Subordination Loans and Target Businesses. Members of the Advisory Committee will have significant experience in the securities industry primarily in areas of business interest to the Company. The Advisory Committee will not have any role in the management of the business of the Company, but will be available, to the extent management may require, to consult with management as to potential candidates for Bridge Loans, Subordination Loans, Investment Transactions and Business Combinations.

     Business  Plan.
     --------------

     1.          General.

     The Company was organized to provide Subordination Loans to selected underwriters requiring short term additional net capital to underwrite specific issues on a firm commitment basis; to provide Bridge Loans on a highly selective basis within established guidelines to selected issuers meeting the Company's due diligence standards to facilitate initial public offerings or secondary financing; and to engage in "spinoff" activities in which the Company serves as a vehicle or facility for private operating companies to effect public status.

     The Company will generally use the proceeds of the Concurrent Public Offering to investigate and, if warranted, participate in a financing opportunity with immediate short-term earnings potential. Because of the Company's limited financial, managerial, and other resources, the number of suitable potential financing opportunities which will be available to it under its criteria will be extremely limited. The Company currently has no commitment or arrangement to participate in any financing opportunity and cannot now predict what type of opportunity may become available to it. It is emphasized that the business objectives discussed herein are extremely general and are not intended to be restrictive upon the discretion of the Company's management.

     Management of the Company has virtually unlimited discretion in searching out and participating in a financing opportunity. The Company is unable to predict when it may become engaged in a financing opportunity. It expects, however, that review and analysis of specific proposals and the selection of a financing opportunity will likely take several weeks or more following the successful completion of this offering. There can be no assurance as to when a financing opportunity will become available, however, management is confident that such opportunities will become available on a regular basis.

     Management anticipates that the Company may be able to participate in numerous and ongoing financing opportunities. This diversification should enable the Company to reduce its risks by offsetting potential losses from one financing against gains from another.

     2.     Subordination  and  Bridge  Loans

     Subordination  Loans.    The  Company  intends  to  provide Subordination
     --------------------
Loans to selected underwriters to facilitate the underwriting of specific issues on a firm commitment basis. Small underwriters seek short-term equity subordinated underwriting loans to meet excess net capital requirements for firm commitment underwritings. The Company intends to participate in Subordination Loans that can be structured with the following general terms.
Subordination Loans will typically be very short term loans (maximum term of 30 to 45 days) made to an underwriter for the purpose of meeting excess net capital requirements for a specific firm commitment underwriting. Principals of the underwriter will in most cases be required to personally guarantee repayment of the loan. The terms of the loan will normally require that loan proceeds be maintained in a segregated account invested in short term money market or similar securities. The underwriter will normally be expected to pay a minimum of 2% of the amount of the underwriting for the loan, yielding a return of 7% to 10% to the Company. The Company expects to make up to six Subordination Loans a year in amounts ranging from $50,000 to $200,000 each, yielding a return in excess of 50% per year.

     Bridge  Loans.  The  Company  intends to provide Bridge Loans to selected
     -------------
issuers to facilitate an issuer's initial public offering or secondary public financing. Bridge Loans are typically short term loans (maximum term of one year with mandatory prepayment out of the proceeds of the underwriting) made to an issuer for the purpose of providing funds to pay underwriting costs and to a lesser extent general corporate expenses relating to the underwriting. The Company intends to participate in Bridge Loans that can be structured with the following general terms. In the typical transaction the Company would expect the loan to be repaid from the proceeds of the underwriting within 4 to 6 months of the loan. The loan would typically range in amount from $50,000 to $200,000 and normally carry an interest rate of 3 to 5 points above prime. The Company will require an equity enhancement in the form of warrants or cheap stock designed to provide a return of 200% to 300% of the loan amount within 12 to 18 months of the loan. In connection with equity enhancements, the Company will require demand and piggy back registration rights with expenses paid by the issuer. Principals of the issuer will be expected to personally guarantee repayment of the loan and in most cases the loan will collateralized by some assets of the issuer.

     Typical Scenarios.  Although  the  Company cannot predict the exact terms
     -----------------
and structure of any financing transaction in which it may participate, the following represents the type of transaction structures that the Company will attempt to negotiate.

     With respect to a typical scenario for a Subordination Loan, the Company intends to seek situations in which a small underwriter with net capital of $500,000 or less wants to underwrite an entire issue of $4 million to $10 million on a firm commitment basis. NASD and SEC rules and regulations require the underwriter to have excess net capital of 30% of the retention less underwriting fees. A $5 million firm commitment underwriting would require  $5,000,000  X  .90  =  $4,500,000  X  .30  = $1,350,000 in excess net capital. An underwriter requiring another $850,000 in excess net capital to underwrite the issue would require additional underwriters or a subordinated underwriting loan to provide the additional $850,000 in excess net capital. The Company would expect to participate in such a subordinated loan in the amount of $270,000 which would underwrite $1 million of the issue. The underwriter would expect to pay a minimum of 2% of the underwritten amount or $20,000 for the loan, yielding a return to the Company of 7% to 10% over a 30 to 45 day period.

     With respect to a typical scenario for a Bridge Loan transaction, the Company will expect to make a one year $200,000 Bridge Loan to an issuer to facilitate the issuer's initial public offering to be priced at $5.00 per share. The loan would bear interest at 13% per annum with mandatory prepayment from the proceeds of the underwriting at closing. The loan will be personally guaranteed by the issuer's principals and collateralized by available assets of the issuer. The Company would expect to receive a stock purchase warrant to buy 100,000 shares of the issuer's common stock at $2.00 per share as an equity enhancement. Six months after the loan the underwriting closes and the Company would expect to be repaid $200,000 principal and $13,000 in interest. Twelve months after the underwriting (18 months after the loan) assuming the issuer's stock is trading at $6.00, the value of the warrants would be $400,000 or 200% of the original loan. The results and return on the equity enhancement would of course be completely dependent upon the performance of the issuer's publicly traded securities and in some cases may be of no value. Normally, the securities representing the equity enhancement is registered in the issuer's initial public offering.

     General  Considerations.    Management  intends  to  participate  in  a
     -----------------------
portfolio of subordinated loans and bridge loans that will provide prudent risk and diversification. The amount of and timing of each transaction will be determined by management taking into account the liquid assets and net worth of the Company, and the ongoing general and administrative costs of the Company. Whenever possible management will further diversify by participating with other investors in its financing opportunities.

3.     Long  Term  Investment  Opportunities  -  Investment  Transactions

     General.    By  reason  of  its participation in Subordination and Bridge
     -------
Loans, the Company expects to be presented an investment opportunity or an opportunity to acquire a non-controlling equity interest in a Target Business which the Company believes has growth potential. These opportunities are expected to be in the form of "spinoff" transactions.

     Investment  Transactions.   The Company expects to use  a  portion of the
     ------------------------
Proceeds of this offering to investigate and, if warranted, enter into a definitive agreement to exchange its assets for cash and/or securities of a Target Business. The Company does not expect to acquire more than a 10% equity interest in a Target Business in an Investment Transaction.

     Method   of Participation.  It  is  impossible to predict exactly how the
     -------------------------
Company may participate in an investment opportunity, but generally speaking, the Company intends to use its assets, including cash provided through this offering, to acquire equity interests in Target Businesses. Although the Company cannot predict the exact terms and structure of any Investment Transaction in which it may participate, the following represents the type of transaction structures that the Company will attempt to negotiate. The Company will attempt, for example, to identify a Target Business requiring certain assets or cash of the Company. Subject to a letter of intent, the Company may agree to form a wholly-owned subsidiary to be capitalized with those certain assets and/or cash. The Company through its subsidiary may then enter into a definitive agreement under which the Target Business merges into the subsidiary with the Company retaining a negotiated equity interest in the surviving subsidiary (expected to be 10% of issued and outstanding shares). The Company may then use the shares for, among other things, distribution as a dividend to its shareholders, sale for cash, exchange for other assets, or retention for investment purposes.

     Typical  Scenarios.    In a  typical  scenario, the Company expects to be
     ------------------
approached by a company that wishes to become publicly held ("Target Business"). The Company will enter into an agreement with the Target Business for a proposed merger-spinoff transaction which would create a public market for the Target's stock. The proposed merger-spinoff would be effected by the Company forming a new subsidiary which would be thinly capitalized with the Company as its sole shareholder. The Target would merge into the subsidiary with the Target shareholders receiving approximately 90% of the issued and outstanding shares of the subsidiary and the Company retaining 10% of the shares. Subsequent to the merger, the Company will distribute some or all of the subsidiary's shares to its shareholders (expected at that time to exceed 300 in number). Contemporaneously with the merger-spinoff, the subsidiary would file a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") to register the merger shares and file a registration statement on Form SB-2 with the SEC to register the spinoff shares. The subsidiary may in connection with the filing of the S-4 register shelf shares for future issuance in association with possible acquisitions and may in connection with the filing of the SB-2 register the sale of additional shares to provide working capital or register the resale of shares for the account of its shareholders. As a result of the transaction, the Target Business becomes a publicly held company with the Company or its shareholders owning 10% of the public company.

     4.     Long  Term  Investment  Opportunities  -  Business  Combinations

     General.    By  reason  of  its participation in Subordination and Bridge
     -------
Loans, the Company expects to be presented an opportunity to acquire significant or control equity in a Target Business which the Company believes has growth potential.

     Method of Participation or Acquisition.   It  is  impossible  to  predict
     --------------------------------------
exactly how the Company may participate in a business opportunity, but generally speaking, the Company intends to acquire a business opportunity by using cash provided through a Secondary Public Offering and seller financing. It is the Company's intent that designees of its present management and its shareholders have a majority position on the board of directors of the Company following any reorganization or other acquisition transaction. As part of such a transaction, all or a majority of the Company's directors will be expected to continue in office.

     Business  Combinations.   The  Company  may use a portion of the proceeds
     ----------------------
of this offering to investigate and, if warranted, enter into a definitive agreement to acquire control equity in a Target Business. If the Company enters into a definitive purchase agreement with a Target, the Company intends to undertake a secondary public offering specifically for the purpose of providing any cash equity required to consummate the long term investment or acquisition. The Company does not intend to enter into any definitive purchase or long term investment agreement with a Target that requires cash payments by the Company unless such agreement is conditioned upon the Company successfully closing a secondary public offering pursuant to an effective registration statement filed under the Act for an aggregate offering price of at least $5,000,000 ("Secondary"). The Secondary will specifically identify the Target Business and will be undertaken specifically for the purpose of providing the funds for acquiring the Target Business. The Company intends to undertake the Secondary specifically for the purpose of providing the cash equity to consummate the acquisition of an identified Target Business. The Company does not anticipate undertaking a "Blind Pool/Blank Check" underwriting to acquire an unspecified Target Business. In connection with such an acquisition, the Company may provide a Subordination Loan to the underwriter and a Bridge Loan to the Target.

     5.     Miscellaneous  Matters

     Sources of Opportunities.  The  principals  of the Company have extensive
     ------------------------
experience in working with small underwriters and in providing investment banking, underwritings, bridge loans, and general business and financial consulting to smaller public and private companies. The Company anticipates that financing opportunities will be referred by various sources, including its officers and directors, professional advisers, securities broker-dealers, members of the financial community, and others who may present unsolicited proposals. The Company may agree to pay a finder's fee or other compensation for services provided by unaffiliated persons who submit a financing opportunity in which the Company participates. No guideline or policy has been adopted by the Company concerning the circumstances under which a finder's fee will be paid or the amount of such fee.

     The Company will seek potential financing opportunities from all known sources, but will rely principally on personal contacts of its officers, directors and consultants as well as indirect associations between them and other business and professional people. In some instances, the Company may publish notices or advertisements seeking a potential financing opportunity in financial or trade publications.

     Criteria.    Subordination  Loans  will  only  be  made  to  underwriters
     --------
acceptable to the Company and in connection with specific underwritings for issuers acceptable to the Company. Bridge Loans will only be made to companies that can pass an extensive due diligence review of the company's management, business, deal structure, underwriter, and public relations firm. The Company may require representation on the issuer's board and will require substantial penalties for a loan default. Any participation by the Company will be subject to the issuer executing a firm commitment underwriting letter of intent with an underwriter approved by the Company.

     The Company may enter into an Investment Transaction or Business Combination with a business in any industry and in any stage of development, including an established business which needs additional funding or a firm which is in need of additional capital to overcome financial problems or difficulties, but does not intend to enter into such transaction with a "start up" or new company. The Company may enter into an Investment Transaction or Business Combination with a Target Business in various stages of its life. It is impossible to predict the status of any investment in which the Company may become engaged.

     The analysis of financing opportunities will be undertaken by or under the supervision of the officers and directors. Certain of the Company's officers, directors and consultants have extensive business experience in the securities industry, particularly regarding small public underwritings, and are primarily engaged in the business of analyzing businesses for underwriting suitability and negotiating, participating in and advising as to Bridge Loans and Subordination Loans. In analyzing prospective financing opportunities, management will consider the following factors regarding an issuer: available technical, financial, and managerial resources, working capital and other financial requirements; history of operations, if any; quality and experience of management services which may be available and the depth of that management; capability of effecting an underwriting, including quality of underwriter and professional advisers; and other relevant factors.

     The Company will analyze all available factors and make a determination based upon a composite of available facts, without reliance on any single factor.

     Procedures.   A  thorough  evaluation of an issuer prior to a Bridge Loan
     ----------
will be difficult. The Company will have limited time and funds available in its search for and analysis of financing opportunities and will not be able to expend significant funds on a complete and exhaustive investigation of any financing opportunity. However, the Company will investigate, to an extent believed reasonable by its management, such potential opportunities by obtaining financial and other information reasonably available concerning the issuer and/or underwriter; conducting meetings and interviews with management and underwriter; reviewing experience and other financial factors; and other reasonable methods.

     As part of the Company's investigation, officers and directors may meet personally with management and key personnel of the firm sponsoring the investment opportunity, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and conduct other reasonable measures, to the extent allowed by the Company's limited financial resources and management and technical expertise.

     The Company will participate in a financing opportunity only pursuant to negotiation and execution of a written agreement. Although the terms cannot be predicted, agreements generally require specific representations and warranties by all of the parties thereto and specify certain events of default.

     The investigation of specific financing opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments may require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to participate in a specific financing opportunity, the costs previously incurred in the related investigation would not be
recoverable.    Furthermore,  even  if  an  agreement  is  reached  for  the participation in a specific financing opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

     Competition. The Company expects to encounter competition in its efforts to locate opportunities for the employment of its capital. The primary competition for desirable investments is expected to come from other small companies organized and funded for similar purposes, small venture capital partnerships and corporations, small business investment companies, and individuals with unlimited financial resources. Many of these entities may have significantly greater experience, resources, and managerial capabilities than the Company and will, therefore, be in a better position than the Company to obtain access to business opportunities. However, the Company believes that it has sufficient expertise and contacts to compete successfully in this market.

Description  of  Business  Properties.
-------------------------------------

     Flex Financial currently shares a portion of approximately 3,000 square feet of office space in premises occupied by Focus-Tech Investments, Inc. and Financial Public Relations, Ltd. at 770 S. Post Oak Lane, Suite 515, Houston, Texas 77056. Mr. Fearnow is a principal of Focus-Tech Investments, Inc. ("Focus-Tech"), a Nevada corporation, that provides investment banking consulting services to FPR. Flex Financial believes that such space and services will be adequate for the business of Flex Financial into the foreseeable future. The cost for such space is included in a $4,000 per-month fee charged by Focus-Tech for general and administrative services for calendar year 1996. Upon closing of the Concurrent Public Offering Flex Financial has agreed to pay Focus-Tech for general and administrative services which will include the cost of the use of office space, facilities and equipment used by it on a monthly basis. Focus-Tech has agreed to make this space available as long as required for the use of Flex Financial.

Legal  Proceedings.
------------------

     Neither Flex Financial nor any of its property is a party to or the subject of any pending legal proceedings.

Financial  Statements.
---------------------

     Set forth below are the independent auditor's report dated September 9, 1996, except for Note D, which the date is November 4, 1996, with respect to the Company's financial statements as of July 31, 1996, and the notes to the financial statements.

                          FLEX FINANCIAL GROUP, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                             FINANCIAL STATEMENTS

                                JULY 31, 1996

                                     --ooOoo--

                                 C 0 N T E N T S



                                                        Page
                                                    --------

Independent  Auditor's  Report                         FII-2

Balance  Sheet                                         FBI-3

Statement  of  Operations                              FBI-4

Statement  of  Changes  in  Stockholders'  Equity      FBI-5

Statement  of  Cash  Flows                             FBI-6

Notes  to  Financial  Statements                    FBI-7-11


                                     --ooOoo--

                           INDEPENDENT AUDITOR'S REPORT





To the Stockholders and Directors of Flex Financial Group, Inc.
(A  Development  Stage  Company)
Houston,  Texas


We have audited the accompanying balance sheet of Flex Financial Group, Inc. (A Development Stage Company) as of July 31, 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the period August 17, 1995 (date of inception) through July 31, 1996. These financial
statements  are  the  responsibility  of  the  Company's  management.    Our
responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flex Financial Group, Inc. (A Development Stage Company) at July 31, 1996, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.







Houston,  Texas
September  9,  1996,  except  for  Note  D,
which  the  date  is  November  4,  1996




                                       FBI-2

                            FLEX FINANCIAL GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                                   BALANCE SHEET
                                   JULY 31, 1996

                                      ASSETS
                                      ------

CURRENT ASSETS
  Cash                                                $   42,220
  Interest receivable                                      1,486
  Notes receivable, related parties                       25,000
  Note receivable                                         10,000
  Loan origination costs, net                              1,250
                                                      -----------

    TOTAL CURRENT ASSETS                                  79,956
                                                      -----------

OTHER ASSETS
  Long-term note receivable, related party                 4,000
                                                      -----------

                                                      $   83,956
                                                      ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
                 ------------------------------------

CURRENT LIABILITIES
  Accounts payable                                    $       58
  Notes payable                                           50,000
  Interest payable                                         3,822
  Accrued overhead, related party                          8,891
                                                      -----------

    TOTAL CURRENT LIABILITIES                             62,771
                                                      -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Preferred stock, no par value, 10,000,000 shares
    authorized, none issued and outstanding, rights,
    preferences, qualifications, limitations and
    restrictions and any other benefits to be
    determined by the Board of Directors as provided
    in the corporation's Articles of Incorporation           -0-
  Common stock, $.01 par value, 10,000,000 shares
    authorized, 94,000 shares sold and to be issued          940
  Additional paid-in capital                              81,260
  Deficit accumulated during the development stage       (61,015)
                                                      -----------

                                                          21,185
                                                      -----------

                                                      $   83,956
                                                      ===========






See  accompanying  notes.

                                       FBI-3

                            FLEX FINANCIAL GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT OF OPERATIONS
             AUGUST 17, 1995 (Date of Inception) THROUGH JULY 31, 1996





INTEREST INCOME                          $    2,278
                                         -----------

EXPENSES
  Advertising                                 2,564
  Consulting expenses                        16,902
  Filing fees                                   510
  Interest expense                            7,572
  Legal and professional fees                 6,100
  Other expenses                                350
  Printing                                    1,295
  Overhead allocation - related party        19,109
  Accrued overhead - related party            8,891
                                         -----------

                                             63,293
                                         -----------

NET LOSS                                 $  (61,015)
                                         ===========

LOSS PER COMMON SHARE                    $     (.71)
                                         ===========

SHARES USED IN COMPUTING LOSS PER SHARE      85,833
                                         ===========



See  accompanying  notes.

                                      FBI-4

                            FLEX FINANCIAL GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
             AUGUST 17, 1995 (Date of Inception) THROUGH JULY 31, 1996




                                        Additional
                 Preferred    Common      Paid-In     Retained
                   Stock       Stock      Capital    (Deficit)     Total
                 ----------  ---------  -----------  ----------  ----------
Sale of Common

  Stock          $      -0-  $     940  $    81,260  $     -0-   $  82,200

Net Loss                -0-        -0-          -0-    (61,015)    (61,015)
                 ----------  ---------  -----------  ----------  ----------

Balance -
  July 31, 1996  $      -0-  $     940  $    81,260  $ (61,015)  $  21,185
                 ==========  =========  ===========  ==========  ==========










See  accompanying  notes.

                                       FBI-5

                            FLEX FINANCIAL GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT OF CASH FLOWS
             AUGUST 17, 1995 (Date of Inception) THROUGH JULY 31, 1996




CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                      $  (61,015)
                                               -----------

 Adjustments to reconcile net loss to net
  cash used by operating activities:
   Amortization of loan origination costs, net      3,750
   Change in operating assets and liabilities:
    Interest receivable                            (1,486)
    Accounts payable                                   58
    Interest payable                                3,822
    Accrued overhead, related party                 8,891
                                               -----------

     Total Adjustments                             15,035
                                               -----------

     Net Cash Used by Operating Activities        (45,980)
                                               -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Loan origination costs                            (5,000)
 Notes receivable, related parties                (35,000)
 Note receivable                                  (10,000)
 Long-term note receivable, related party          (4,000)
 Collection of note receivable, related party      10,000
                                               -----------

     Net Cash Used by Investing Activities        (44,000)
                                               -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Notes payable                                     50,000
 Proceeds from issuance of common stock            87,200
 Stock issuance costs                              (5,000)
                                               -----------

     Net Cash Provided by Financing Activities    132,200
                                               -----------

NET INCREASE IN CASH                               42,220

CASH AT BEGINNING OF YEAR                             -0-
                                               -----------

CASH AT END OF YEAR                            $   42,220
                                               ===========






See  accompanying  notes.

                                       FBI-6

                            FLEX FINANCIAL GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                   JULY 31, 1996

NOTE  A          BASIS  OF  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                 POLICIES

Flex Financial Group, Inc. (A Development Stage Company) (the Company) was incorporated in August 1995 for the purpose of engaging in the business of providing loans to companies going public; subordinated equity loans to underwriters; and providing a platform for taking companies public through a merger/spinoff transaction. It is anticipated by management that the Company will become a publicly owned corporation within the near future.

Merger-Spinoff  -  On  June  30,  1996,  the Company entered into an agreement
--------------
with American Nortel Communications, Inc. (American Nortel), a public corporation engaged in providing long distance telephone services and owned by approximately 780 individuals, for a proposed merger-spinoff transaction which would create a public market for the Company's stock. The proposed merger-spinoff would be effected by American Nortel capitalizing a recently formed subsidiary (Flex Acquisitions Corporation) which would sell 20,000 shares of $.001 par value common stock to American Nortel for $1,000. Flex Acquisitions, a company related by common control, has authorized 10 million shares of Common Stock with a par value of $.001 per share and 10 million shares of Preferred Stock with no par value. The preferences, rights, and qualities of each series of the Preferred Stock will be set by future
resolutions  of  Flex  Acquisitions  Board  of  Directors.    All  currently
outstanding stock of the Company will be canceled and converted into 94,000 shares of common authorized but unissued of Flex Acquisitions. The Company has options and warrants currently outstanding which will be canceled and options and warrants on Flex Acquisitions' common stock will be issued according to the plan of merger. Subsequent to the merger, American Nortel will distribute to its shareholders the 20,000 shares of common stock of Flex Acquisitions previously held by American Nortel. Contemporaneously with the merger-spinoff, Flex Acquisitions will file a registration statement on Form S-4 with the Securities and Exchange Commission (SEC) to register 2,094,000 shares of Common Stock and file a registration statement on Form SB-2 with the SEC to register the spin-off of the 20,000 shares by American Nortel and the sale of 100,000 shares of common stock by Flex Acquisitions. Of the 2,094,000 shares of Common Stock, 2,000,000 will be considered shelf shares for future issuance in association with possible acquisitions.

Management's  Estimates  -  Management  uses  estimates  and  assumptions  in
-----------------------
preparing financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Concentrations  of  Credit  -  Substantially all of  the Company's  loans have
--------------------------
been granted to related entities and a third party customer of the Company. The concentrations of credit by type of loan are set forth in Notes B and C.

                                                                     Continued

                                       FBI-7

                          FLEX FINANCIAL GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                   JULY 31, 1996

NOTE  A          BASIS  OF  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                 POLICIES  (CONTINUED)

Interest  Rate  Risk  -  The  Company  is  principally  engaged  in  providing
--------------------
short-term commercial loans with fixed interest rates. These loans have been primarily funded through short-term notes payable and the sale of the Company's stock.

Notes  Receivable  -  Notes  receivable are reported  at  the principal amount
-----------------
outstanding. Management is of the opinion that all notes are fully collectible, therefore, no allowance for possible credit losses is deemed necessary.

Allowance  for  Possible Credit Losses - When  deemed  necessary, an allowance
--------------------------------------
for possible credit losses is established to provide a valuation allowance for losses expected to be incurred on loans and other commitments to extend credit. All losses are charged to the allowance for possible credit losses when the loss actually occurs or when a determination is made that a loss is likely to occur. Recoveries are credited to the allowance at the time of recovery.

Throughout the year, management estimates the likely level of losses to determine whether the allowance for possible credit losses, when deemed necessary, is adequate to absorb anticipated losses in the existing portfolio. Based on these estimates, an amount is charged to the provision for possible credit losses and credited to the allowance for possible credit losses in order to adjust the allowance to a level determined to be adequate to absorb losses.

Management's judgment as to the level of losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing rela-tionships among loans, potential loan losses, and the present level of the allowance; and management's internal review of the loan portfolio. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral. The amounts ultimately realized may differ from the carrying value of these assets because of economic, operating or other conditions beyond the Company's control.

Statement  of  Cash  Flows  - For purposes of  reporting  cash flows, cash and
--------------------------
cash equivalents includes only cash on hand and in demand deposit accounts with a bank.

Fair  Value of Financial Instruments - Management  is  of the opinion that the
------------------------------------
carrying value of all financial instruments is substantially equal to fair value at July 31, 1996.

Loss Per Common Share - Loss per common share is  computed  using the weighted
---------------------
average  number  of  shares  of  common  stock  outstanding during the period.

                                                                     Continued

                                       FBI-8

                            FLEX FINANCIAL GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                   JULY 31, 1996

NOTE  A          BASIS  OF  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                 POLICIES  (CONTINUED)

Income  Taxes - For the year ended July 31, 1996, the  Company  incurred a net
-------------
operating loss amounting to $61,015. This net operating loss carryforward will expire in the year 2011, if not previously utilized.

No tax benefit for the loss carryforward has been reported in the financial statements. Accordingly, the tax benefit of approximately $21,000 resulting from the utilization of the loss carryforward has been offset by a valuation allowance of the same amount.

Common  Stock  -  Common  stock  sold is subject to a  subscription  agreement
-------------
which provides for, among other things; (1) each purchaser is sold "units" at a price of $4,800 which includes 1,000 shares of common stock, 2000 Class B warrants and 2,000 Class C warrants collectively referred to as offered securities; and (2) purchaser of offered securities will not be able to resell them until and unless the securities are registered pursuant to a registration statement and properly qualified for sale in each jurisdiction. The Class B and Class C redeemable warrants entitle the holders to purchase one share of common stock for each warrant held at $6.25 and $10.00, respectively.

80,000 shares of the 94,000 common shares sold and to be issued were sold to "Founders", subject to a separate subscription agreement at a price of $.25 per share. This subscription agreement provides the subscribers with the option to purchase up to an additional 80,000 common shares at a per share price of $.50. The option for the purchase of additional shares expires August 31, 1998, if not previously exercised.


NOTE  B          NOTES  RECEIVABLE,  RELATED  PARTIES

Notes receivable, related parties are due from entities related by common shareholders consist of the following at July 31, 1996.

     Flex  Acquisition  Corporation  -  10%  note,
     convertible  into  common  stock  as  provided  for
     by  the  agreement,  subordinated,  redeemable
     note  receivable,  due  March  31,  1998,  renewable
     for  an  additional  two  year  term,  interest
     due  at  maturity;  unsecured                              $    4,000

Financial  Public  Relations,  Ltd.  -  10%  demand
     note  receivable,  interest  due  at  maturity;
     secured  by  warrant  to  purchase  24,000  shares
     of  common  stock  of  Industrial  Holdings,  Inc.             10,000


                                                                     Continued

                                       FBI-9

                            FLEX FINANCIAL GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                   JULY 31, 1996

NOTE  B          NOTES  RECEIVABLE,  RELATED  PARTIES  (CONTINUED)

Financial  Public  Relations,  Ltd.  -  10%  demand
     note  receivable,  interest  due  at  maturity;
     secured  by  warrant  to  purchase  24,000  shares
     of  common  stock  of  Industrial  Holdings,  Inc.             10,000

Focus-Tech  Investments,  Inc.  -  two  10%  demand
     notes  receivable,  interest  due  at  maturity;
     secured  by  warrant  to  purchase  24,000  shares
     of  common  stock  of  Industrial  Holdings,  Inc.              5,000
                                                                  --------

                                                                    29,000

     Less  current  portion                                         25,000
                                                                  --------

     Long-term  note  receivable,  related  party                 $  4,000
                                                                  ========

NOTE  C          NOTE  RECEIVABLE

Note  receivable  consists  of  the  following  at  July  31,  1996.

CARETECH,  Inc.  -  10%  unsecured  demand  note
     receivable,  interest  due  at  maturity                     $ 10,000
                                                                  ========


NOTE  D          NOTES  PAYABLE

Notes  payable  consist  of  the  following  at  July  31,  1996:
Two  10%  unsecured,  subordinated  notes  payable
     on  the  earlier  of  (1)  October  15,  1996,  or
     (2)  the  closing  of  a  public  offering  of  the
     Company's  securities  pursuant  to  the  Securities
     Act  of  1933,  as  amended,  representing  gross
     proceeds  of  not  less  than  $60,000;  the  notes
     are  subject  to  subscription  and option agreements        $ 50,000
                                                                  ========


Effective October 15, 1996, these notes and other agreements were amended to increase the number of options available and to extend maturity dates to March 31, 1997.





                                      FBI-10

                            FLEX FINANCIAL GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                   JULY 31, 1996

NOTE  E          RELATED  PARTY  TRANSACTIONS  AND  BALANCES

Transactions and balances with related individuals and entities related by common shareholders are as follows:

Flex Acquisition Corporation

  Interest income/receivable               $   134

Financial Public Relationship, Ltd.
  Interest income                          $ 1,709
  Interest receivable                          917
  Consulting expense                         5,000

Focus-Tech Investments, Inc.
  Interest income/receivable               $    48
  Overhead allocation -
    allocation covers rent, telephone,
    fax, office supplies and expenses,
    postage, repairs, use of furniture,
    and equipment and administration
    management as needed                   $19,109
  Accrual of overhead                        8,891
  Consulting expense                         2,500

M. Stephen Roberts - Attorney at Law;
  initial registered agent
    Legal fees, various corporate matters  $13,550










                                      FBI-11

                            MANAGEMENT INFORMATION

Security  Ownership  of  Certain  Beneficial  Owners  and  Management.
---------------------------------------------------------------------

        The Company. The following table shows information as of September 30, 1996 with respect to each beneficial owner of more than 5% of Common Stock of the Company and to each of the officers and directors of the Company individually and as a group:

                             Common Stock Beneficially Owned
                           -----------------------------------
                           Before Merger(1)   After Merger(2)
                           ----------------  -----------------
Name & Address of          No. of  Percent   No. of   Percent
Beneficial Owner           Shares  of Class  Shares  of Class
-------------------------  ------  --------  ------  ---------
American NorTel            20,000       100       0      0 (3)
 Communications, Inc.
7201 East Camelback Road
Suite 320
Scottsdale, AZ 85251

Officers and Directors          0         0       0      0 (3)
as a Group (1 person
before Merger, 0 persons
after Merger)

__________________________
(1) Before the proposed Merger, all 20,000 shares of the issued and outstanding shares of Common Stock of the Company are held of record and beneficially owned by American NorTel Communications Inc.

(2)          After  giving  effect  to  the  Merger  and  Spinoff.

(3) After allocating 1 share of Common Stock of the Company for each 588 shares of common stock of American NorTel only to those American NorTel shareholders entitled to at least five shares, American NorTel will have an unspecified number of the 20,000 Shares remaining representing undistributed whole and fractional share interests. It is likely that some of such Shares will remain with American NorTel and not be distributed.
__________________________

     Flex Financial.  The following table  describes  what would be the effect
     --------------
of the Merger between the Company and Flex Financial on the security ownership of any person who is known to the Company to be a person who would be the beneficial owner of more than 5 percent of the Common Stock of the Company, the chief executive officer, the directors, and the directors and executive officers as a group:

                                       Common Stock Beneficially Owned
                                   --------------------------------------
                                    Before Merger(1)     After Merger(2)
                                   ------------------  ------------------
Name and Address                   No. of  Percent of  No. of  Percent of
of Beneficial Owner                Shares    Class     Shares    Class
---------------------------------  ------  ----------  ------  ----------
Financial Public Relations, Ltd.   40,000          43  40,000          35
770 S. Post Oak Lane, Suite 515
Houston, TX 77056
Ruth Shepley                       20,000          21  20,000        17.5
7617 Del Monte
Houston, TX 77063
Lighthouse Resources Inc.          20,000          21  20,000        17.5
43 Bluewater Dr.
Eureka Springs, AK 72632
Officers and Directors                  0           0       0           0
   As group (0 persons)

(1)          The  ownership  is  of  record  unless  otherwise  noted.

(2) After the Merger, Mr. Roberts would be the record owner of 40,000 shares of Common Stock of the Company, would be deemed to be the beneficial owner of 40,000 shares of Common Stock of the Company that would be owned of record by Financial Public Relations, Ltd. and would be deemed the beneficial owner of and hold Class A Options to purchase an additional 40,000 shares of Common Stock of the Company.

(3) After the Merger, Ms. Shepley would own 20,000 shares of the Company's Common Stock of record and would hold Class A Options to purchase an additional 20,000 shares.

(4) After the Merger, Lighthouse Resources Inc., an unrelated entity, would own 20,000 shares of the Company's Common Stock of record and would hold Class A Options to purchase an additional 20,000 shares.

Directors,  Executive  Officers  and  Significant  Employees.
------------------------------------------------------------

     Set forth below are the names, ages, and terms of office of each of the directors, executive officers and significant employees of both the Company and Flex Financial and a description of the business experience of each.

                                            Office Held  Term of
Person                          Office         Since     Office
---------------------------  -------------  -----------  -------
Flex Financial:
---------------------------
     Michael T. Fearnow, 52  Director,             1995    10-97
                             President and         1995    10-97
                             Secretary             1995    10-97
The Company:
---------------------------
     Michael T. Fearnow, 52  Director,             1996     3-97
                             President and         1996     3-97
                             Secretary             1996     3-97

     Michael  T.  Fearnow.  Mr. Fearnow  has  been  an  independent securities
     --------------------
consultant to small to medium-sized growth companies in the field of investment banking transactions, financial and broker relations, and publicly underwritten securities since 1987. Mr. Fearnow obtained a degree in Business Administration from the University of Kansas in 1967. He began his investment banking career as an account executive with Merrill Lynch in 1972 and by 1978 had become a Senior Account Executive and Product Manager for new issues underwriting. In 1978 Mr. Fearnow was a co-founder of Porcari, Fearnow & Associates, Inc., a full service NASD broker-dealer. He served as chairman from 1978 to 1987 and structured and participated in financing numerous private placements, public underwritings, venture capital transactions and tax-sheltered investments and specialized in areas of financial planning and due diligence.

     M.  Stephen  Roberts.   Mr. Roberts  is  an attorney licensed to practice
     --------------------
in Texas and Louisiana and has been engaged in the private practice of law as a sole practitioner since 1968. He obtained a B.A. in Economics from Louisiana State University, a Juris Doctor from the Louisiana State University Law School and an L.L.M. in taxation from the Southern Methodist University Law School. Since 1977, Mr. Roberts' practice has been concentrated in corporate, tax, securities and investment banking related fields; syndication of general and limited partnership interests and corporate securities, including financing involving private placements, initial public offerings and capital restructures; corporate, securities law, accounting, financing and business aspects of acquisitions including mergers and purchases of assets and stock; and the acquisition, development, use and disposition of interests in real property.

Remuneration  of  Directors  and  Officers.
------------------------------------------

     The  Company.
     ------------

     Mr. Fearnow, the sole officer and director of the Company, is receiving no compensation during 1996 for his services for the Company. No compensation is proposed to be paid to any officer or director of the Company prior to the proposed Merger with Flex Financial.

     Flex  Financial.

          Mr. Fearnow, the sole officer and director of the Company, received no compensation during 1995 for his services for the Company. He is receiving no compensation during 1996 for his services for the Company. No compensation is proposed to be paid to any officer or director of the Company prior to the proposed Merger with Flex Financial. Should the Merger be effected, he shall become the director of the post-Merger Company. There are no present plans, arrangements, or understandings concerning any change in compensation for him after the Merger, should the Merger be effected.

          The following sets forth the 1995 remuneration of the chief executive officer of Flex Financial and the 1996 remuneration payments proposed to be made to the three highest paid persons who are officers of Flex Financial, among whom the president is one:

Name of                                        Securities
Individual                                     Underlying
or group            Capacity   Year  Salary   Stock Options
------------------  ---------  ----  -------  -------------
Michael T. Fearnow  President  1995  $  0.00              0

___________________________

     Stock  Options.
     --------------

          The  Company  has  granted  no  stock  options.

Interest  of  Management  and  Others  in  Certain  Transactions.
----------------------------------------------------------------

     The Company has entered into a financial consulting agreement with Financial Public Relations, Ltd. pursuant to which FPR will render investment banking consulting services to the Company. Mr. Roberts is the general partner and owner of FPR. Mr. Fearnow is a principal of Focus-Tech Investments, Inc., a Nevada corporation, that provides investment banking consulting services to FPR. Under the terms of the agreement, the Company paid FPR an initial retainer of $5,000 plus certain fees, commissions and carried interests in transactions entered into by the Company. The services rendered to the Company by FPR will be primarily for the services of and provided through Messrs. Roberts and Fearnow.

     Flex Financial currently shares a portion of approximately 3,000 square feet of office space in premises occupied by Focus-Tech Investments, Inc. at 770 S. Post Oak Lane, Suite 515, Houston, Texas 77056. Mr. Fearnow is a principal of Focus-Tech Investments, Inc., a Nevada corporation, that provides investment banking consulting services to FPR. Flex Financial believes that such space and services will be adequate for the business of the Flex Financial into the foreseeable future. The cost for such space is included in a $4,000 per-month fee charged by Focus-Tech for general and administrative services. Upon closing of the Concurrent Public Offering Flex Financial has agreed to pay Focus-Tech the direct costs attributed to its use of office space, facilities and equipment. Focus-Tech will invoice Flex Financial for such direct costs. Focus-Tech has agreed to make this space, facilities and equipment available as long as required for the use of the Flex Financial. Focus-Tech, Mr. Fearnow and FPR have agreed that the aggregate amount of cash compensation and considerations described in this paragraph payable out of the proceeds of the Concurrent Public Offering shall not exceed 20% of the net
proceeds  of  the  Offering    unless  payable  out of the Company's earnings.

     In connection with organizing the Company, FPR, a Texas limited partnership wholly controlled by Mr. Roberts, paid an aggregate of $10,000 to purchase a total of 40,000 shares of Common Stock at an average sales price of $.25 per share. FPR delivered its promissory note in the principal sum of $10,000, payable on demand and bearing interest at 10%, to the Company in payment for the shares. On July 31, 1996 FPR paid all principle and interest due on said note.

     In February and March 1996 FPR borrowed $20,000 from Flex Financial evidenced by two promissory notes bearing interest at 10% and secured by marketable securities valued in excess of $100,000. Both notes were repaid with interest on November 15, 1996.

     From February through August 1996 Focus-Tech borrowed $13,000 from Flex Financial evidenced by four promissory notes bearing interest at 10% and secured by marketable securities valued in excess of $100,000. All four notes were repaid with interest on November 15, 1996.

     The Company and Flex Financial has retained Mr. Roberts for various securities matters relating to its contemplated IPO for which it paid an initial retainer of $5,000 plus hourly fees ranging form $50 to $150 per hour. The Company believes that these services will be rendered on terms at least as favorable as it could obtain from unaffiliated persons. In addition, Mr. Roberts has and will act as corporate general counsel and has and will render legal services regarding various corporate matters related thereto.

Parents.
-------

     The direct parent of the Company is American NorTel Communications Inc., which owns all the issued and outstanding stock of the Company. No shareholder of American NorTel owns sufficient stock to exercise control over Flex Financial through stock ownership.

     The parents of Flex Financial are its board of directors. No shareholder of Flex Financial owns sufficient stock to exercise control over Flex Financial through stock ownership.

                                 UNDERWRITING

     The Underwriting Agreement, a copy of which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement provides in part as follows:

     The Company has agreed to pay ________________ (the "Underwriter" or "Representative") a nonaccountable expense allowance of 3% of the sales price of all Units sold in this offering from referrals by the Company and a commission of 10% and a nonaccountable expense allowance of 3% of the sales price of all other Units sold in this offering. The nonaccountable expense allowance is limited to a maximum of $18,000 on all Units sold.

     The obligation of the Underwriter to offer Units described herein is subject to (a) the accuracy of the representations and warranties of the Company contained in the Underwriting Agreement, (b) performance by the Company of its obligations contained herein, (c) approval of certain legal matters by the Underwriter or counsel for the Underwriter and (d) the condition, among others, that a Registration Statement on Form SB-2 shall have become effective with the U.S. Securities and Exchange Commission. The Underwriter has agreed to cross-indemnify the Company regarding certain matters. In the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore, unenforceable.

     The Company is offering a minimum of 20,000 Units and a maximum of 100,000 Units at a purchase price of $6.00 per Unit. The Company has entered into an Underwriting Agreement with ________________________. The Underwriter has made no commitment to sell any of the Units offered hereby and no assurance is given than any of the Units offered hereby will be sold. The Underwriter has agreed to use its "best efforts" to sell the Units offered hereby.

     The Underwriter has the option to utilize other broker-dealers to assist in the underwriting of this issue. At the date hereof, the Underwriter has not organized a group to conduct selling efforts with respect to the Company's Units. In the event such group is formed, the Underwriter intends to reallow participating broker-dealers 100% of the full 10% underwriting commission, i.e. $0.60 per Unit.

     The proceeds from the sale of Units will be held in an Escrow Account at Southwest Bank of Texas, N.A., Houston, Texas, until a minimum of 20,000 Units have been sold. If at least 20,000 Units are not sold by 120 days from the date of this Prospectus, which date may be extended for an additional period of 60 days by the Company and Underwriter, the proceeds received from investors will be promptly refunded to the investors in full without interest thereon and or deduction of any kind therefrom, such as sales commissions or expenses of the offering. Until the proceeds from the sale of at least 20,000 Units are deposited in escrow investors will not be security holders nor able to demand return of their subscription proceeds.

     All purchasers' checks should be made payable to "Flex Acquisitions Corporation -Escrow Account." Certificates evidencing Common Stock and Warrants will be issued to purchasers only if the proceeds from the sale of at least 20,000 Units are actually deposited in escrow and released to the Company pursuant to the Escrow Agreement. Until such time as the proceeds are actually received by the Company and the certificates delivered to the purchasers thereof, such purchasers will be deemed subscribers and not security holders of the Company. During the selling period, purchasers will have no right to demand return of their subscription proceeds. If the minimum proceeds are successfully obtained, the Offering will be continued until completed, until the maximum period of the Offering has elapsed or until the Offering is terminated by the Company and Underwriter, whichever occurs first.

     The foregoing is a summary of some of the terms of the Underwriting Agreement which summary does not purport to be complete, and is deemed amplified in all respects by reference to the Underwriting Agreement, copies of which may be examined in the offices of the Company, the Underwriter and the Securities and Exchange Commission, Washington, D.C. See "Additional Information."

                                PLAN OF MERGER

     Set forth below is a copy of the Plan of Merger between the Company and Flex Financial Group, Inc.:


                           PLAN AND AGREEMENT OF MERGER

     PLAN AND AGREEMENT OF MERGER, dated as of July 1, 1996, between FLEX ACQUISITIONS CORPORATION, a Texas corporation ("FAC") and FLEX FINANCIAL GROUP, INC., a Texas corpora-tion ("FLEX FINANCIAL"); (all collectively called the "Constituent Corporations").

     The Boards of Directors of the Constituent Corporations deem it advisable for the general welfare of the Constituent Corpora-tions and their respective stockholders that the Constituent Cor-porations merge into a single corporation pursuant to this Agree-ment and the Texas Business Corporation Act.

     The  parties  hereby  agree  as  follows:

1.       MERGER  AND  MODE  OF  CARRYING  IT  INTO  EFFECT
         -------------------------------------------------

      1.1     Merger.     The  Constituent  Corporations  will  be  at  the
              ------
Effective Date in the manner authorized and prescribed by the Texas Business Corporation Act, merged into a single corporation, which corporation is FAC (hereinafter sometimes called the "Surviving Corporation"), and the parties hereby adopt the agreements, terms and conditions relating to the Merger and the mode of carrying the same into ef-fect, which the parties covenant to observe, keep and perform, set forth in this Agreement.

      1.2     Effecting the Merger.  This  Agreement will  be  consummated and
              --------------------
the Merger effected by the filing of Articles of Merger as required by Texas law, with the Secretary of State of the State of Texas, whereupon as of the Effective Date the separate corporate existence of Flex Financial will cease and Flex Financial will be merged with and into the Surviving Corporation.

      1.3     Effective Date.  As  used  in  this  Agreement,  the  term
              --------------
"Effective Date" means the date Articles of Merger will have been filed with the Secretary of State of the State of Texas, after satisfaction of the requirements of the applicable law of such state prerequi-site to such filing.

      1.4     Articles of Merger.  Upon  the  approval  of  the  merger by the
              ------------------
shareholders of FAC and by the shareholders of Flex Financial, the officers of FAC shall file with the Secretary of State of the State of Texas Articles of Merger pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act; provided, however, that at any time prior to the filing of such Articles of Merger with the Secretary of State of Texas, the Plan may be terminated by the board of directors of Flex Financial notwithstanding approval of this Agreement by the stockholders of Flex Financial or of FAC.

2.     ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS
       ---------------------------------------------------------

      2.1     Articles of Incorporation.  The  Articles  of  Incorporation  of
              -------------------------
FAC in effect on the date of this Agreement and the Effective Date will be the Articles of Incorporation of the Surviving Corporation until altered or amended as provided therein and by the laws of the State of Texas.

      2.2     Bylaws.  The  bylaws of FAC  on the Effective Date of the merger
              ------
shall  be  the  bylaws  of  the  Surviving  Corporation.

      2.3     Directors.  The  entire  Board  of  Directors  of  the Surviving
              ---------
Corporation will consist of those persons who comprise the Board of Directors of FAC on the Effective Date; who, subject to the provisions of the bylaws of the Surviving Corporation and the laws of the State of Texas will hold office until the first an-nual meeting of stockholders of the Surviving Corporation held subsequent to the Effective Date or until their respective suc-cessors are elected and qualified.

      2.4     Officers.  The  principal  officers  of  the  Surviving
              --------
Corporation, from and after the Effective Date of the merger shall be the persons acting as the principal officers of FAC on the Effective Date; who, subject to the provisions of the bylaws of the Surviving Corporation and the laws of the State of Texas, will hold office until the first meeting of the Board of Directors following the first annual meeting of stockholders of the Surviving Corporation held subsequent to the Effective Date or until their respective successors are elected and qualified.

3.     APPROVAL OF MERGER
       ------------------

      3.1     Stockholder Approvals.    This  Agreement  shall  be  submitted
              ---------------------
separately to the shareholders of the Constituent Corporations in the manner provided by the laws of the State of Texas for approval and pursuant to any applicable federal securities laws.

4.     CONVERSION AND ISSUE OF SECURITIES.
       ----------------------------------

      The manner of converting the shares of each of the Constituent Corporations into securities of the Surviving Corporation and re-lated provisions are as follows:

      A. All shares of capital stock of Flex Financial which shall be issued and outstanding on the Effective Date shall, on the Effective Date, be canceled and shall be converted into that number of shares of Common Stock, par value $0.001 per share, of FAC.

      B. All 20,000 shares of Common Stock, par value $0.001 per share, of FAC which shall be outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be outstanding.

      C. All warrants and options of Flex Financial which shall be outstanding on the Effective Date shall, on the Effective Date, be canceled and shall be converted into warrants and options of FAC of equivalent tenor.

5.     CERTAIN EFFECTS OF THE MERGER
       -----------------------------

      At the Effective Date, the separate existence and corporate organization of Flex Financial, except insofar as it may be continued by statute, shall cease and FAC shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each; otherwise, its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein.

6.     TAX TREATMENT
       -------------

      The merger of FAC and Flex Financial shall be accomplished as a tax-free reorganization as defined in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

             Executed on the 1st day of July, 1996, at Houston, Texas.

                          FLEX FINANCIAL GROUP, INC.

                          By: /S/ Michael T. Fearnow
                              ----------------------
                                  MICHAEL T. FEARNOW, President

                          FLEX ACQUISITIONS CORPORATION

                          By: /S/ M. Stephen Roberts
                              ----------------------
                                  M. Stephen Roberts, President

                                                          ALTERNATE PROSPECTUS

                        FLEX ACQUISITIONS CORPORATION
                            (a Texas corporation)

                        20,000 Shares of Common Stock
                        (Par Value, $0.001 per Share)

   (These 20,000 Shares are for the account of a Distributing Shareholder)

     Flex Acquisitions Corporation ("Company") is registering, by means of this prospectus, 20,000 shares of Common stock to be distributed by American NorTel Communications, Inc. ("American NorTel"), the corporate parent of the Company, to its shareholders by dividend (the "Spinoff"). Any closing of the Units offering is conditioned upon the consummation of certain transactions, including the merger of the Company and another corporation with a similar name, Flex Financial Group, Inc. ("Flex Financial"). The proposed Merger is being registered with the Securities and Exchange Commission ("the SEC") simultaneously with the registration of the offering of Units and the Spinoff
described  herein.    See  "SUMMARY  OF  PROPOSED  TRANSACTIONS."

     Concurrently with the Spinoff, the Company is offering, by means of a separate prospectus, 100,000 Units, each Unit consisting of one share of common stock, $.001 par value ("Common Stock"), and four Common Stock purchase warrants ("Class B Warrants" and "Class C Warrants", collectively, the "Warrants"). The shares of Common Stock and Warrants included in the Units are immediately detachable, separately transferable and separately tradeable as of the date of this Prospectus. The Units will not be tradeable. All Units offered hereby are being sold by the Company. See "_____________"

     Prior to this offering, there has been no public market for the Common Stock or Warrants and there can be no assurance that such a market will develop after the completion of this offering or, if developed, that it will be sustained. The initial public offering price of the Shares and the Warrants and the exercise price and other terms of the Warrants have been arbitrarily determined by the Company and will not necessarily be related to the assets, book value or any other established criterion of value. See "Risk Factors" and "Underwriting".

------------------------------------------------------------------------------

THE  SECURITIES  OFFERED  HEREBY  INVOLVE  A  HIGH  DEGREE OF RISK.  SEE "RISK
FACTORS."
                     ____________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                     ____________________________________

-------------------------------------------------------------------
                                    Underwriting     Proceeds to
                       Price to    Discounts and      Issuer or
                       Recipient    Commissions    Other Person(1)
--------------------  -----------  --------------  ----------------
Per Share             $    .04(2)  $            0  $            .04
--------------------  -----------  --------------  ----------------
Total: 20,000 Shares  $ 800.00(3)  $            0  $         800.00
--------------------  -----------  --------------  ----------------

                                                      (Continued on next page)


            The date of this Prospectus is _________________, 1996

(1)The estimated expenses of the transaction described herein are $10,000 all of which is being borne by Flex Financial Group, Inc. ("Flex Financial"), a corporation with whom the Company proposes to merge. These expenses are primarily federal and state registration fees and legal fees.

(2)Based  upon  the  book  value  of  Flex  Financial  on  July  31,  1996.

(3)These 20,000 Shares are owned by American NorTel Communications, Inc. ("American NorTel"), a shareholder of the Company. These Shares will be distributed to an escrow agent (the "Spinoff") for distribution to the approximately 780 shareholders of American NorTel at such time as (i) a proposed merger (the "Merger") between the Company and Flex Financial Group, Inc., a Texas corporation ("Flex Financial") should be effected, (ii) this Prospectus is supplemented to indicate the date the Merger was effected, and
(iii) information concerning the surviving Company shall have been made available to the public and the National Association of Securities Dealers
member  firms.    See  "The  Escrow  Arrangement."

     The Company is not a "reporting company," as such term is employed in the Securities Exchange Act of 1934. It is not listed on any exchange, and its Common Stock is not eligible for quotation on the NASDAQ Small-Cap Market ("NADSAQ"). There presently is no public market for the Common Stock of the Company, and there can be no assurance that such a market will develop or can be sustained should there be a completion of the proposed Merger. Should the proposed Merger not be effected, there will be no public market for the securities of the Company because of the above-described escrow arrangement. See "Summary of Proposed Transaction - The Escrow Arrangement."

                                                     ALTERNATE PROSPECTUS PAGE


                             CONCURRENT OFFERING

     The Registration Statement, of which this Prospectus form a part, contains a separate prospectus with respect to a concurrent offering (the "Concurrent Offering") by the Company of 100,000 Units, each Unit consisting of one share of common stock, $.001 par value ("Common Stock"), and four Common Stock purchase warrants ("Class B Warrants" and "Class C Warrants", collectively, the "Warrants").

                                   PART II

Other  Expenses  of  Issuance  and  Distribution.
------------------------------------------------

     The following table sets forth the costs and expenses, other than underwriting commissions and the nonaccountable expense allowance. None of the expenses are being paid by the distributing security holder, American NorTel Communications, Inc. All expenses are being paid by Flex Financial Group, Inc., the Company with which the Registrant proposes to Merger.

          Item                Amount
          ----                ------
Registration fees           $ 3,000
Escrow agent's fee            1,750
Stock transfer agent's fee    4,000
Printing and engraving        5,000  (1)
Postage                       4,000  (1)
Legal                        35,000
Accounting                   10,000
Moodys publication fee        3,500
                            $66,250
   (1)   Estimate

Indemnification  of  Directors  and  Officers.
---------------------------------------------

     There is set forth in the Prospectus under "Terms of the Transaction - Indemnification for Securities Act Liabilities" a description of the laws of Texas with respect to the indemnification of officers, directors, and agents of corporations incorporated in Texas.

     The Company has charter provisions and bylaw provisions that insure or indemnify, to the full extent allowed by the laws of Texas, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request of the Company.

     To the extent of the indemnification rights provided by the Texas statutes and provided by the Company's charter and bylaws, and to the extent of the Company's abilities to meet such indemnification obligations, the officers, directors and agents of the Company would be beneficially affected.

Recent  Sales  of  Unregistered  Securities.
-------------------------------------------

     On March 31, 1996, the Registrant issued its convertible subordinated redeemable note ("Flex Note") in the principal sum of $4,000 to Flex Financial. The Flex Note bears 10% interest with principal and interest due March 31, 1998 and is convertible into Common Stock at a conversion price of $.05 per share. If the Merger is consummated the Flex Note be eliminated as part of the transaction. If the Merger or any other merger is not effected within 18 months of the effective date of the S-4 registration statement, Flex Financial has agreed to convert the Flex Note into Common Stock of the Company and exercise its voting rights to cause a dissolution of the Company.

     On September 1, 1996 the Registrant issued 20,000 shares of its Common Stock to its corporate parent, American NorTel Communications, Inc., a Wyoming corporation, for a cash consideration of $1,000 received on April 12, 1996. This is the only issuance of Common Stock by the Registrant, which remains a wholly-owned subsidiary of American NorTel Communications, Inc.

     There was no underwriter, and the securities were not offered to any person other than American NorTel Communications, Inc.

     The securities were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. It is believed that Congress never intended, in enacting the Securities Act, that a corporation needs the protection of the registration provisions of the Securities Act when it organizes a wholly-owned subsidiary corporation whose directions and policies will be established and governed by the corporate parent.

     The following is a summary of the transactions by Flex Financial since its incorporation on August 17, 1995, involving sales of its securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"):

     In October, 1995, the founding shareholders of Flex Financial (Financial Public Relations, Ltd., Ruth Shepley and Lighthouse Resources Inc.) received
80,000 shares of Common Stock for a consideration of $.25 per share. The issuance of these 80,000 shares was deemed exempt from registration under the Securities Act in reliance on Section 4(2) of such Act. In addition, the recipients of the 80,000 shares of founders' Common Stock represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates.

     On or about October 31, 1995, Flex Financial closed a $50,000 bridge loan with two investors. Flex Financial issued $50,000 principal amount of 10% subordinated notes ("Notes") and Unit Purchase Options ("Option Units"). The Option Units entitle the holders to purchase such number of equivalent units of the Company's securities as may be offered in an initial public offering at an aggregate offering price of a t least $60,000 pursuant to an effective registration statement filed under the Securities Act and that closes prior to June 30, 1996. The number of equivalent units purchasable at a price of $.50 per unit is determined by dividing the IPO unit offering price into the principal amount of Notes. Effective October 15, 1996, the Notes and other agreements were amended to increase the number of Option Units available and to extend maturity dates to March 31, 1997. Issuance of the Notes and Option Units were deemed exempt from registration under the Securities Act in reliance on Section 4(2) of such Act. In addition, the recipients of the notes and options represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities.

     On or about April 21, 1996, Flex Financial closed a $67,200 offering of 14,000 Units, each Unit consisting of 1 share of Common Stock, 2 Class B Warrants and 2 Class C Warrants. The issuance of the 14,000 shares of Common Stock at $4.80 per share were deemed exempt from registration under the Securities Act in reliance on Rule 506 promulgated under the Securities Act.

     All recipients had adequate access to information about the Flex Financial, and the recipients represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates. Flex Financial believes that all of the purchasers of the Common Stock in this offering at $4.80 per Unit were accredited investors as defined in Rule 501 promulgated under the Securities Act.

Exhibits  and  Financial  Statement  Schedules.
----------------------------------------------

     Separately  bound  but  filed  as  part  of  this  Form SB-2 Registration
Statement  are  the  following  exhibits.    There  are no financial statement
schedules  required  by  Regulation  S-B.

Exhibit Item
------------
         1.1  -  Form of Underwriting Agreement(1)
         2.1  -  Agreement of Merger of July 1, 1996 between Flex
                 Acquisitions Corporation And Flex Financial Group, Inc.
         2.2  -  Business Combination-Spinoff Agreement of June 30, 1996
                 among Flex Acquisitions Corporation; Flex Financial Group,
                 Inc.; and American NorTel Communications, Inc.
         3.1  -  Certificate of Incorporation of Flex Acquisitions
                 Corporation
         3.2  -  Certificate of Incorporation of Flex Financial Group, Inc.
                 and amendments thereto.
         3.3  -  Bylaws of Flex Acquisitions Corporation
         3.4  -  Bylaws of Flex Financial Group, Inc.
         4.1  -  Form of Class B Redeemable Common Stock Purchase
                 Warrant(1)
         4.2  -  Form of Class C Redeemable Common Stock Purchase
                 Warrant(1)
         4.3  -  Form of Class A Unit Purchase Options(1)
         4.4  -  Form of Common Stock Purchase Options(1)
         5.1  -  Opinion of M. Stephen Roberts, Esq., as to the legality of the securities covered by the Form S-4 and Form SB-2
                 Registration Statements(1)
         8.1  -  Opinion of M. Stephen Roberts, Esq., as to tax matters and tax consequences to the shareholders(1)
        10.1  -  Escrow Agreement among Flex Acquisitions Corporation;
                 American NorTel Communications, Inc., and Southwest Bank
                 of Texas N.A.
        10.2  -  Agreement of Flex Financial relating to compliance with
                 S.E.C. Rule 419(1)
        23.1  -  Consent of M. Stephen Roberts, Esq., to the reference to him as an attorney who has passed upon certain information contained in the Prospectus Statement
        23.2  -  Consent of Harper & Pearson Company, independent auditors of Flex Acquisitions Corporation
        23.3  -  Consent of Harper & Pearson Company, independent auditors of Flex Financial Group, Inc.
        27.1  -  Financial Data Schedule

     (1)          To  be  filed  by  amendment.

UNDERTAKINGS
     Flex  Acquisitions  Corporation  will:

          1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                 i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

               iii) include any additional or changed material information on the plan of distribution.


          2. For determining liability under this Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of Flex Acquisitions Corporation pursuant to the foregoing provisions, or otherwise, Flex Acquisitions Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by Flex Acquisitions Corporation of expenses incurred or paid by a director, officer or controlling person of Flex Acquisitions Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Flex Acquisitions Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Flex Acquisitions Corporation hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus-Proxy Statement pursuant to Item 4 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     Flex Acquisitions Corporation hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on November 26, 1996.

                              FLEX  ACQUISITIONS  CORPORATION



                              By:  /S/  Michael  T.  Fearnow
                                   Michael  T.  Fearnow,  President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                              FLEX  ACQUISITIONS  CORPORATION


                              By:  /S/  Michael  T.  Fearnow
                                   Michael  T.  Fearnow,  President
                                   Director and Principal Financial
                                         Officer


                              Date:  November  26,  1996

                        FLEX ACQUISITIONS CORPORATION
                                EXHIBIT INDEX
                                      TO
                                  FORM SB-2
                            REGISTRATION STATEMENT



Exhibit No.  Description                                                  Page

        1.1  Form of Underwriting Agreement(1)
        2.1  Agreement of Merger of July 1, 1996 between Flex
             Acquisitions Corporation And Flex Financial Group, Inc.
        2.2 Business Combination-Spinoff Agreement of June 30, 1996 among Flex Acquisitions Corporation; Flex Financial Group,
             Inc.; and American NorTel Communications, Inc.
        3.1  Certificate of Incorporation of Flex Acquisitions
             Corporation
        3.2  Certificate of Incorporation of Flex Financial Group, Inc.
             and amendments thereto.
        3.3  Bylaws of Flex Acquisitions Corporation
        3.4  Bylaws of Flex Financial Group, Inc.
        4.1  Form of Class B Redeemable Common Stock Purchase
             Warrant(1)
        4.2  Form of Class C Redeemable Common Stock Purchase
             Warrant(1)
        4.3  Form of Class A Unit Purchase Options(1)
        4.4  Form of Common Stock Purchase Options(1)
        5.1 Opinion of M. Stephen Roberts, Esq., as to the legality of the securities covered by the Form S-4 and Form SB-2
             Registration Statements(1)
        8.1 Opinion of M. Stephen Roberts, Esq., as to tax matters and tax consequences to the shareholders(1)
       10.1  Escrow Agreement among Flex Acquisitions Corporation;
             American NorTel Communications, Inc., and Southwest Bank of Texas N.A.
       10.2 Agreement of Flex Financial relating to compliance with S.E.C. Rule 419(1)
       23.1 Consent of M. Stephen Roberts, Esq., to the reference to him as an attorney who has passed upon certain information contained in the Prospectus
       23.2 Consent of Harper & Pearson Company, independent auditors of Flex Acquisitions Corporation
       23.3 Consent of Harper & Pearson Company, independent auditors of Flex Financial Group, Inc.
       27.1  Financial Data Schedule

     (1)To  be  filed  by  amendment.